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                         RECEIVABLES PURCHASE AGREEMENT

                         Dated As Of September 19, 1997

                                      Among

                                CNC FINANCE LLC,

                                   As Seller,

                             COLTEC INDUSTRIES INC,

                              As Collection Agent,

                      ATLANTIC ASSET SECURITIZATION CORP.,

                                   As Issuer,

                                       And

                        CREDIT LYONNAIS NEW YORK BRANCH,

                             As a Bank and as Agent

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                                TABLE OF CONTENTS
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PRELIMINARY STATEMENTS............................................................................................1

ARTICLE I -  AMOUNTS AND TERMS OF THE PURCHASES...................................................................1

         SECTION 1.01.     Purchase Facility......................................................................1
         SECTION 1.02.     Making Purchases.......................................................................2
         SECTION 1.03.     Receivable Interest Computation........................................................3
         SECTION 1.04.     Settlement Procedures..................................................................4
         SECTION 1.05.     Fees. .................................................................................7
         SECTION 1.06.     Payments and Computations, Etc.........................................................7
         SECTION 1.07.     Dividing or Combining Receivable Interests.............................................8
         SECTION 1.08.     Increased Costs........................................................................8
         SECTION 1.09.     Additional Yield on Receivable Interests Bearing a Eurodollar Rate.....................9
         SECTION 1.10.     Inability to Determine Eurodollar Rate................................................10
         SECTION 1.11.     Requirements of Law...................................................................10
         SECTION 1.12.     Security Interest.....................................................................11

ARTICLE II - REPRESENTATIONS AND WARRANTIES;
             COVENANTS; EVENTS OF TERMINATION....................................................................12

         SECTION 2.01.     Representations and Warranties; Covenants.............................................12
         SECTION 2.02.     Events of Termination.................................................................12

ARTICLE III - INDEMNIFICATION....................................................................................13

         SECTION 3.01.     Indemnities by the Seller.............................................................13
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
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ARTICLE IV -  ADMINISTRATION AND COLLECTION OF POOL RECEIVABLES..................................................15

         SECTION 4.01.     Designation of Collection Agent.......................................................15
         SECTION 4.02.     Duties of Collection Agent............................................................16
         SECTION 4.03.     Certain Rights of the Agent...........................................................17
         SECTION 4.04.     Rights and Remedies...................................................................18
         SECTION 4.05.     Further Actions Evidencing Purchases..................................................18
         SECTION 4.06.     Covenants of the Collection Agent and the Originators.................................19
         SECTION 4.07.     Indemnities by the Collection Agent...................................................20

ARTICLE V -   THE AGENT..........................................................................................22


         SECTION 5.01.     Authorization and Action..............................................................22
         SECTION 5.02.     Agent's Reliance, Etc.................................................................22
         SECTION 5.03.     Credit Lyonnais and Affiliates........................................................26
         SECTION 5.04.     Bank's Purchase Decision..............................................................26

ARTICLE VI -  MISCELLANEOUS......................................................................................26

         SECTION 6.01.     Amendments, Etc.......................................................................26
         SECTION 6.02.     Notices, Etc..........................................................................27
         SECTION 6.03.     Assignability.........................................................................28
         SECTION 6.04.     Costs, Expenses and Taxes.............................................................31
         SECTION 6.05.     No Proceedings........................................................................31
         SECTION 6.06.     Confidentiality.......................................................................31
         SECTION 6.07.     Construction of the Agreement.........................................................32
         SECTION 6.08.     GOVERNING LAW.........................................................................32
         SECTION 6.09.     Execution in Counterparts.............................................................33
         SECTION 6.10.     No Recourse...........................................................................33
         SECTION 6.11.     Survival of Termination...............................................................33
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                                      -ii-


                                    EXHIBITS

  EXHIBIT I       --       Definitions
  EXHIBIT II      --       Conditions of Purchases
  EXHIBIT III     --       Representations and Warranties
  EXHIBIT IV      --       Covenants
  EXHIBIT V       --       Events of Termination



                                     ANNEXES

  ANNEX A         --       Credit and Collection Policy
  ANNEX B         --       Lock-Box Agreement
  ANNEX C         --       Monthly Report
  ANNEX D         --       Special Obligors
  ANNEX E         --       Form of Opinion of Counsel for Seller
  ANNEX F         --       Lock-Box Banks
  ANNEX G         --       Form of Assignment and Acceptance Agreement



                                     -iii-


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                         RECEIVABLES PURCHASE AGREEMENT

                         Dated as of September 19, 1997


     CNC FINANCE LLC, a North Carolina limited liability company (the "Seller"), COLTEC INDUSTRIES INC, a Pennsylvania corporation (the "Collection Agent"), ATLANTIC ASSET SECURITIZATION CORP., a Delaware corporation (the "Issuer"), THE INDUSTRIAL BANK OF JAPAN, LIMITED ("IBJ"), LLOYDS BANK PLC ("Lloyds"), THE SUMITOMO BANK, LIMITED ("Sumitomo") and CREDIT LYONNAIS, a French banking corporation acting through its New York Branch ("Credit Lyonnais"), individually and as agent (the "Agent") for the Investors and the Banks (as defined herein), agree as follows:

                             PRELIMINARY STATEMENTS

     Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement. References in the Exhibits to "the Agreement" refer to this Agreement, as amended, modified or supplemented from time to time.

     The Seller has acquired, and may continue to acquire, Receivables from Coltec North Carolina Inc, which has acquired, and may continue to acquire, such Receivables from various Originators (as defined herein), either by purchase or by contribution. The Seller is prepared to sell undivided fractional ownership interests (referred to herein as "Receivable Interests") in the Receivables. The Issuer may, in its sole discretion, purchase such Receivable Interests, and the Banks are prepared to purchase such Receivable Interests, in each case on the terms set forth herein. Accordingly, the parties agree as follows:

                                    ARTICLE I

                       AMOUNTS AND TERMS OF THE PURCHASES

     SECTION 1.01. Purchase Facility. (a) On the terms and conditions hereinafter set forth, the Issuer may, in its sole discretion, and the Banks shall, ratably in accordance with their respective Bank Commitments, purchase Receivable Interests from the Seller from time to time during the period from the date hereof to the Facility Termination Date, in the case of the Issuer, and to the Commitment Termination Date, in the case of the Banks. Under no circumstances shall the Issuer make any such purchase, or the Banks be obligated to make any such purchase, if after giving effect to such purchase the aggregate outstanding Capital of Receivable Interests would exceed the Purchase Limit.

     (b) The Seller may, upon at least five Business Days' notice to the Agent,

terminate this purchase facility in whole or, from time to time, reduce in part the unused portion of the Purchase Limit; provided that each partial reduction shall be in the amount of at least $1,000,000 or an integral multiple thereof.

     (c) Until the Agent gives the Seller the notice provided in Section 2(b)(iv) of Exhibit II to this Agreement, the Agent, on behalf of the Investors which own Receivable Interests, shall have the proceeds of Collections attributable to such Receivable Interests automatically reinvested pursuant to
Section 1.04(b)(ii) in additional undivided percentage interests in the Pool Receivables by making an appropriate readjustment of the Receivable Interest percentage. The Agent, on behalf of the Banks which own Receivable Interests, shall have the Collections attributable to such Receivable Interests automatically reinvested pursuant to Section 1.04(b)(ii) in additional undivided percentage interests in the Pool Receivables by making an appropriate readjustment of the Receivable Interest percentage.

     SECTION 1.02. Making Purchases (a) Each purchase of a Receivable Interest shall be made on at least two Business Days' notice from the Seller to the Agent. Each such notice of a purchase shall specify (i) the amount requested to be paid to the Seller (such amount, which shall not be less than $500,000, being referred to herein as the initial "Capital" of each Receivable Interest then being purchased), (ii) the Settlement Date on which such Purchase is to be made and (iii) the desired duration of the initial Fixed Period for each such Receivable Interest. The Agent shall promptly thereafter notify the Seller whether the Issuer has determined to make a purchase and, if so, whether all of the terms specified by the Seller are acceptable to the Issuer. If the Issuer has determined not to make a proposed purchase, the Agent shall promptly send notice of the proposed purchase to all of the Banks concurrently specifying the date of such purchase (which shall be the Settlement Date if Yield will be calculated based on the Alternate Base Rate or not more than three Business Days after the Settlement Date if Yield will be calculated based on the Eurodollar Rate, as specified by the

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Seller for such purchase), each Bank's Percentage multiplied by the aggregate amount of Capital of the Receivable Interests being purchased, whether the Yield for the Fixed Period for such Receivable Interest is calculated based on the Eurodollar Rate (which may be selected only if such notice is given at least three Business Days prior to the purchase date) or the Alternate Base Rate, and the duration of the Fixed Period for such Receivable Interest (which shall be one day if the Seller has not selected another period).

     (b) On the date of each such purchase of a Receivable Interest, the Issuer or the Banks, as the case may be, shall, upon satisfaction of the applicable conditions set forth in Exhibit II hereto, make available to the Seller in same day funds, at Account No. 3750711743 at NationsBank of Texas ABA No. 111-000-012, an amount equal to the initial Capital of such Receivable Interest.

     (c) Effective on the date of each purchase pursuant to this Section 1.02 and each reinvestment pursuant to Section 1.04, the Seller hereby sells and assigns to the Agent, for the benefit of the parties making such purchase, an undivided percentage ownership interest, to the extent of the Receivable Interest then being purchased, in each Pool Receivable then existing and in the Related Security and Collections with respect thereto.

     (d) Notwithstanding the foregoing, a Bank shall not be obligated to make purchases under this Section at any time in an amount which would exceed such Bank's Bank Commitment less the outstanding and unpaid purchase price of any purchases made by such Bank under the Liquidity Asset Purchase Agreement. Each Bank's obligation shall be several, such that the failure of any Bank to make available to the Seller any funds in connection with any purchase shall not relieve any other Bank of its obligation, if any, hereunder to make funds available on the date of such purchase, and if any Bank shall fail to make funds available, each remaining Bank shall (subject to the limitation in the preceding sentence) make available its pro rata portion of the funds required for such purchase.

     SECTION 1.03. Receivable Interest Computation. Each Receivable Interest shall be initially computed on its date of purchase based on the most recent Monthly Report required to be delivered on or prior to the Settlement Date. Thereafter until the Termination Date for such Receivable Interest, such Receivable Interest shall be deemed recomputed on each day other than a Liquidation Day. Any Receivable Interest, as computed (or deemed recomputed) as of the day immediately preceding the Termination Date for such Receivable

Interest, shall thereafter remain constant. Such Receivable Interest shall become zero when Capital thereof and Yield thereon shall have been paid in full, all other amounts owed by the Seller hereunder to the Investors, the Banks or the Agent are paid in full and the Collection Agent shall have received the accrued Collection Agent Fee thereon.

     SECTION 1.04. Settlement Procedures. (a) Collection of the Pool Receivables shall be administered by a Collection Agent, in accordance with the terms of
Article IV of this Agreement. The Seller shall provide to the Collection Agent on a timely basis all information needed for such administration, including notice of the occurrence of any Liquidation Day and current computations of each Receivable Interest.

     (b) The Collection Agent shall, on each day on which Collections of Pool Receivables are received by it with respect to any Receivable Interest:

          (i) identify and hold in trust for the Investors or the Banks that hold such Receivable Interest, out of the percentage of such Collections represented by such Receivable Interest, an amount equal to the Yield and Collection Agent Fee accrued through such day for such Receivable Interest and not previously set aside;

          (ii) if such day is not a Liquidation Day, reinvest with the Seller, on behalf of the Investors or the Banks that hold such Receivable Interest, the remainder of such percentage of Collections, to the extent representing a return of Capital, by recomputation of such Receivable Interest pursuant to Section 1.03;


          (iii) if such day is a Liquidation Day (other than a Liquidation Day resulting from a Termination Date occurring (x) because notice has been given by either the Agent or the Seller pursuant to clauses (i)(a) and
     (ii)(a) of the definition of Termination Date or (y) because a Facility Termination Date or a Commitment Termination Date has occurred as a result of the operation of clause (a) of the definitions of Facility Termination Date or Commitment Termination Date, respectively), set aside and hold in trust (and, at the request of the Agent, within five days after such request, segregate into a separate account into which no other funds are deposited) for the Investors or the Banks that hold such Receivable Interest the entire remainder of such percentage of Collections; if such day is a Liquidation Day as a result of the situations described in the first parenthetical of this clause (iii), identify and hold in trust for the Investors or the Banks that hold such Receivable Interest the entire remainder of such percentage of Collections (and if such Liquidation Day occurs because notice has been given by the Seller, then the Seller will, at the Agent's request, within five days after such request, segregate such remainder into a separate account into which no other funds are deposited); and

          (iv) during such times as amounts are required to be reinvested in accordance with the foregoing paragraph (ii), release to the Seller for its own account any Collections in excess of such amounts and the amounts that are required to be set aside pursuant to paragraph (i) above.

     (c) The Collection Agent shall deposit into the Agent's Account, on the last day of each Settlement Period for a Receivable Interest, Collections held for the Investors or the Banks that relate to such Receivable Interest pursuant to Section 1.04(b).

     (d) Upon receipt of funds deposited into the Agent's Account, the Agent, after converting any Canadian dollars received into U.S. dollars, shall distribute them as follows:

          (i) if such distribution occurs on a day that is not a Liquidation Day, first to the Investors or the Banks that hold the relevant Receivable Interest in payment in full of all accrued Yield and then to the Collection Agent in payment in full of all accrued Collection Agent Fee for such Receivable Interest.

          (ii) if such distribution occurs on a Liquidation Day, first to the Investors or the Banks that hold the relevant Receivable Interest in payment in full of all accrued Yield, second , if Coltec or an Affiliate of Coltec is not the Collection Agent, to the Collection Agent in payment in full of all accrued Collection Agent Fees for all Receivable Interests, third to such Investors or Banks in reduction to zero of all Capital, fourth to such Investors or Banks or the Agent in payment of any other amounts owed by the Seller hereunder and fifth if Coltec or an Affiliate of Coltec is the Collection Agent, to the Collection Agent in payment in full of all accrued Collection Agent Fees.

     After the Capital and Yield and Collection Agent Fee with respect to a Receivable Interest, and any other amounts payable by the Seller to the Investors, the Banks or the Agent hereunder, have been paid in full, all additional Collections with respect to such Receivable Interest shall be paid to the Seller for its own account.

     (e) For the purposes of this Section 1.04:

          (i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed merchandise or services, or any cash discount or other adjustment made by the Seller or any Originator, or any setoff or dispute between the Seller or an Originator and an Obligor due to a claim arising out of the same or any other transaction, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment;

          (ii) if on any day any of the representations or warranties in paragraph (h) of Exhibit III is no longer true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full;

          (iii) if and to the extent the Agent, the Investors or the Banks shall be required for any reason to pay over to an Obligor any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, the Agent, the Investors or the Banks, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

     (f) Except as provided in paragraph (i) or (ii) of Section 1.04(e), or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivables shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables.

     (g) The Seller shall forthwith deliver to the Collection Agent an amount equal to all Collections deemed received by the Seller pursuant to Section

1.04(e)(i) or (ii) above and the Collection Agent shall hold or distribute such Collections in accordance with Section 1.04(b). If Collections are then being paid to the Agent, or Lock-Box Accounts directly or indirectly owned or controlled by the Agent, the Collection Agent shall forthwith cause such deemed Collections to be paid to the Agent or such Lock-Box Accounts. So long as the Seller shall hold any Collections or deemed Collections required to be paid to the Collection Agent or the Agent, it shall hold such Collections in trust and separate and apart from its own funds and shall clearly mark its records to reflect such trust.

     SECTION 1.05. Fees. (a) Each Investor and Bank shall pay to the Collection Agent its pro rata share (based on outstanding Capital of Receivable Interests owned) of a fee (the "Collection Agent Fee") with respect to each Receivable Interest equal to the product of (i) 1% per annum of the Outstanding Balance of the Pool Receivables as of the last day of the immediately preceding Fiscal Month (as shown on the Monthly Report), (ii) the decimal equivalent of the relevant Receivable Interest and (iii) the decimal equivalent of a fraction the numerator of which is the number of days in the related Settlement Period and the denominator of which is 360. The Collection Agent Fee shall be payable on the last day of each Settlement Period only from Collections pursuant to, and subject to the priority of payment set forth in, Section 1.04.

     (b) The Seller agrees to pay to the Agent certain fees in the amounts and on the dates set forth in the Fee Agreement.

     SECTION 1.06. Payments and Computations, Etc. (a) All amounts to be paid or deposited by the Seller or the Collection Agent hereunder to or for the account of the Agent, the Issuer or any other Investor or the Banks shall be paid or deposited no later than 11:00 A.M. (New York City time) on the day when due in same day funds in United States dollars to the Agent's Account.

     (b) The Seller shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller (whether as Collection Agent or otherwise) when due hereunder, at an interest rate per annum equal to 2% per annum above the Alternate Base Rate, payable on demand.

     (c) All computations of interest under subsection (b) above and all computations of Yield, fees, and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

     SECTION 1.07. Dividing or Combining Receivable Interests.

     The Agent, on notice to the Seller on or prior to the last day of any Fixed Period, may either (i) divide any Receivable Interest into two or more Receivable Interests having aggregate Capital equal to the Capital of such divided Receivable Interest, or (ii) combine any two or more Receivable Interests originating on such last day or having Fixed Periods ending on such last day into a single Receivable Interest having Capital equal to the aggregate of the Capital of such Receivable Interests.

     SECTION 1.08. Increased Costs. (a) If Credit Lyonnais, the Agent, any Investor, any Bank, any entity which enters into a commitment to purchase Receivable Interests or interests therein or any entity which provides liquidity or credit enhancement (each an "Affected Person") determines that compliance with any change in law or regulation or any change in any guideline or interpretation of any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or to lend against or otherwise to maintain the investment in Pool Receivables or interests therein, hereunder or under any commitments to an Investor related to this Agreement or to the funding thereof or any related liquidity facility or credit enhancement facility (or any participation therein), then, upon demand by such Affected Person (with a copy to the Agent), the Seller shall immediately pay to the Agent, for the account of such Affected Person (as a third-party beneficiary), from time to time as specified by such

Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts that explains in reasonable detail the basis for such amounts submitted to the Seller and the Agent by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

     (b) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in
Section 1.09) in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to an Investor or Bank of agreeing to purchase or purchasing, or maintaining the ownership of Receivable Interests in respect of which Yield is computed by reference to the Eurodollar Rate, then, upon demand by such Investor or Bank (with a copy to the Agent), the Seller shall immediately pay to the Agent, for the account of such Investor or Bank (as a third-party beneficiary), from time to time as specified by such Investor or Bank, additional amounts sufficient to compensate such Investor or Bank for such increased costs. A certificate as to such amounts that explains in reasonable detail the basis for such amounts submitted to the Seller and the Agent by such Investor or Bank shall be conclusive and binding for all purposes, absent manifest error.

     (c) Upon request of the Seller, the Affected Person requesting such additional amounts shall use its best efforts to assign its interests in this

Agreement and in any Receivable Interests owned by it hereunder to a third party which is not subject to such increased costs.

     SECTION 1.09. Additional Yield on Receivable Interests Bearing a Eurodollar Rate.

     The Seller shall pay to each Investor or Bank, so long as such Investor or Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Yield on the unpaid Capital of each Receivable Interest of such Investor or Bank during each Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate, for such Fixed Period, at a rate per annum equal at all times during such Fixed

Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Fixed Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Investor or Bank for such Fixed Period, payable on each date on which Yield is payable on such Receivable Interest. Such additional Yield shall be determined by such Investor or Bank and notice thereof given to the Seller through the Agent within 60 days after any Yield payment is made with respect to which such additional Yield is requested. A certificate as to such additional Yield that explains in reasonable detail the basis for such amounts submitted to the Seller and the Agent by such Investor or Bank shall be conclusive and binding for all purposes, absent manifest error. Upon request of the Seller, the Investor or Bank requesting such additional amounts shall use its best efforts to assign its interests in this Agreement and in any Receivable Interests owned by it hereunder to a third party which is not subject to such additional Yield.

     SECTION 1.10. Inability to Determine Eurodollar Rate.

     In the event that the Agent shall have determined prior to the first day of any Fixed Period (which determination shall be conclusive and binding upon the parties hereto) by reason of circumstances affecting the interbank Eurodollar market, either (a) dollar deposits in the relevant amounts and for the relevant Fixed Period are not available or (b) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Fixed Period, the Agent shall promptly give telephonic notice of such determination, confirmed in writing, to the Seller prior to the first day of such Fixed Period. If such notice is given, the Assignee Rate applicable to the relevant Receivable Interest shall be determined without reference to the Eurodollar Rate.

     SECTION 1.11. Requirements of Law.

     In the event that any requirement of law or any change therein or in the interpretation or application thereof by the relevant governmental authority to an Affected Person after the date hereof or compliance by an Affected Person with any request or directive (whether or not having the force of law) from any central bank or other governmental authority:

     (a) does or shall subject such Affected Person to any tax of any kind whatsoever with respect to this Agreement or change the basis of taxation of payments to such Affected Person on account of Collections, Yield or any other amounts payable hereunder (excluding taxes imposed on the income of such Affected Person, and franchise taxes imposed on such Affected Person);

     (b) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, such Affected Person which are not otherwise included in the determination of the Eurodollar Rate or the Alternate Base Rate hereunder; or

     (c) does or shall impose on such Affected Person any other condition;

and the result of any of the foregoing is to increase the cost to such Affected Person of maintaining a Receivable Interest funded by reference to the Eurodollar Rate or the Alternate Base Rate or to reduce any amount receivable hereunder funded by reference to the Eurodollar Rate or the Alternate Base Rate, then, in any such case, the Seller shall pay such Affected Person, upon its demand, any additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable with regard to such Affected Person's Receivable Interest funded by reference to the Eurodollar Rate or the Alternate Base Rate. All such amounts shall be payable as incurred. A certificate from such Affected Person or the Agent, as the case may be, to the Seller certifying, in reasonably specific detail, the basis for, calculation of, and amount of such additional costs shall be conclusive in the absence of manifest error. Upon request of the Seller, the Investor or Bank requesting such additional amounts shall use its best efforts to assign its interests in this Agreement and in any Receivable Interests owned by it hereunder to a third party which is not subject to such additional amounts.

     SECTION 1.12. Security Interest.

     As collateral security for the performance by the Seller of all the terms, covenants and agreements on the part of the Seller (whether as Seller or otherwise) to be performed under this Agreement or any document delivered in connection with this Agreement in accordance with the terms thereof, including the punctual payment when due of all obligations of the Seller hereunder or thereunder, whether for indemnification payments, fees, expenses or otherwise, the Seller hereby assigns to the Agent for its benefit and the ratable benefit of the

Investors and the Banks, and hereby grants to the Agent for its benefit and the ratable benefit of the Investors and the Banks, a security interest in, all of the Seller's right, title and interest in and to (a) the CNCI Purchase Agreement, including, without limitation, (i) all rights of the Seller to receive moneys due or to become due under or pursuant to the CNCI Purchase Agreement, (ii) all security interests and property subject thereto from time to time purporting to secure payment of monies due or to become due under or pursuant to the CNCI Purchase Agreement, (iii) all rights of the Seller to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the CNCI Purchase Agreement, (iv) claims of the Seller for damages arising out of or for breach of or default under the CNCI Purchase Agreement, and (v) the right of the Seller to compel performance and otherwise exercise all remedies thereunder, (b) all Receivables, the Related Security with respect thereto and the Collections and all other assets, including, without limitation, accounts, instruments and general intangibles (as those terms are defined in the UCC) owned by the Seller and not otherwise purchased or scheduled to be purchased under this Agreement and (c) to the extent not included in the foregoing, all proceeds of any and all of the foregoing.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES; COVENANTS;
                              EVENTS OF TERMINATION

     SECTION 2.01. Representations and Warranties; Covenants.

     The Seller hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, set forth in Exhibits III and IV, respectively, hereto.

     SECTION 2.02. Events of Termination.

     If any of the Events of Termination set forth in Exhibit V hereto shall occur and be continuing, the Agent may, and at the request of the Majority Banks shall, by notice to the Seller, take any or all of the following actions: (x) declare the Facility Termination Date and the Commitment Termination Date to have occurred (in which case the Facility Termination Date and the Commitment Termination Date shall be deemed to have occurred) and (y) without limiting any right under this Agreement to replace the Collection Agent, designate another Person to succeed the Collection Agent; provided that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (g) of Exhibit V, the Facility Termination Date and the Commitment Termination Date shall occur. Upon any such declaration or designation or upon any such automatic termination, the Investors, the Banks and the Agent shall have (a) the rights of a "Purchaser" under the Originator Purchase Agreement, the Canadian Purchase Agreement and the CNCI Purchase Agreement, to the extent expressly provided for in such agreements and (b), in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under the UCC of the appropriate jurisdiction or jurisdictions and under other applicable law, which rights and remedies shall be cumulative.


                                   ARTICLE III
                                 INDEMNIFICATION

     SECTION 3.01. Indemnities by the Seller.

     Without limiting any other rights that the Agent, the Investors, the Banks or any of their respective Affiliates or agents (each, an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (c) any income taxes or franchise taxes imposed on such Indemnified Party, arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Contract. Without limiting or being limited by the foregoing, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

     (a) the creation of an undivided percentage ownership interest in any Receivable which purports to be part of the Net Receivables Pool Balance but which is not at the date of the creation of such interest an Eligible Receivable;

     (b) any representation or warranty or statement made or deemed made by the Seller (or any of its members) under or in connection with this Agreement and the other Transaction Documents to which the Seller is a party which shall have been incorrect in any material respect when made;

     (c) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable; or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation;

     (d) the failure to vest in the Agent on behalf of the Investors and the Banks (a) a perfected undivided percentage ownership interest, to the extent of each Receivable Interest, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof or
(b) a perfected security interest as provided in Section 1.12, in each case free and clear of any Adverse Claim;

     (e) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and

Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

     (f) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

     (g) any failure of the Seller to perform its duties or obligations in accordance with the provisions hereof or of the CNCI Purchase Agreement;

     (h) any products liability or other claim (including claims for unpaid sales or excise taxes) arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

     (i) the commingling by the Seller of Collections of Pool Receivables at any time with other funds or the failure of Collections to be deposited into Lock-Box Accounts;

     (j) any investigation, litigation or proceeding related solely to the Seller or the Transaction Documents to which the Seller is a party or the transactions contemplated hereby and thereby or the ownership of Receivable Interests or in respect of any Receivable, Related Security or Contract;

     (k) any failure of the Seller to comply with its covenants contained in
Exhibit IV;

     (l) any claim brought by any Person other than an Indemnified Party arising from any activity by the Seller with respect to any Receivable.

                                   ARTICLE IV

                          ADMINISTRATION AND COLLECTION
                               OF POOL RECEIVABLES

     SECTION 4.01. Designation of Collection Agent.


     The servicing, administration and collection of the Pool Receivables shall be conducted by the Collection Agent so designated hereunder from time to time. Until the Agent gives notice to the Seller of the designation of a new Collection Agent, Coltec is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Agent at any time, after the occurrence of an Event of Termination, may designate as Collection Agent any Person (including itself) to succeed Coltec or any successor Collection Agent, if such Person shall consent and agree to the terms hereof. The Collection Agent may subcontract with any Originator of

Receivables for the servicing, administration or collection of the Pool Receivables or, with the prior consent of the Agent, subcontract with any other Person. Any such subcontract shall not affect the Collection Agent's liability for performance of its duties and obligations pursuant to the terms hereof.

     SECTION 4.02. Duties of Collection Agent.

     (a) The Collection Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable (including obtaining proceeds under any related insurance policy) from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Seller and the Agent hereby appoint the Collection Agent, from time to time designated pursuant to Section 4.01, as agent for themselves and for the Investors and the Banks to enforce their respective rights and interests in the Pool Receivables, the Related Security and the related Contracts. In performing its duties as Collection Agent, the Collection Agent shall exercise the same care and apply the same policies as it would exercise and apply if it owned such Receivables and shall act in the best interests of the Seller, the Investors and the Banks.

     (b) The Collection Agent shall administer the Collections in accordance with the procedures described in Section 1.04.

     (c) If no Event of Termination or an event that but for notice or lapse of time or both would constitute an Event of Termination shall have occurred and be continuing, the Collection Agent may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance or otherwise modify the payment terms of any Receivable as the Collection Agent deems appropriate to maximize Collections thereof.

     (d) The Collection Agent shall hold in trust for the Seller and each Investor and Bank, in accordance with their respective interests, all documents, instruments and records (including without limitation, computer tapes or disks) which evidence or relate to Pool Receivables.

     (e) The Collection Agent shall, as soon as practicable following receipt, turn over to the Seller any cash collections or other cash proceeds received with respect to Receivables not constituting Pool Receivables and any cash collections representing payment of GST.

     (f) The Collection Agent shall, from time to time at the request of the Agent, furnish to the Agent (promptly after any such request) a calculation of the amounts set aside for the Investors and the Banks as of the last day of each Settlement Period pursuant to Section 1.04.

     (g) On or before the tenth Business Day after the end of each Fiscal Month, the Collection Agent shall prepare and forward to the Agent a Monthly Report relating to the Receivable Interests outstanding on the last day of such Fiscal

Month.

     SECTION 4.03. Certain Rights of the Agent.

     (a) The Agent is authorized at any time, after the occurrence of an Event of Termination or an event that but for notice or lapse of time or both would constitute an Event of Termination, to deliver to the Lock-Box Banks the notices provided for in the Lock Box Agreements. The Seller hereby transfers to the Agent, effective when the Agent delivers such notices, the exclusive ownership and control of the Lock-Box Accounts to which the Obligors of Pool Receivables shall make payments. The Seller shall take any actions reasonably requested by the Agent to effect such transfer. All amounts in the Lock-Box Accounts which represent Collections of Receivables may, in accordance with this Agreement, be deposited into the Agent's Account, pro rata in accordance with outstanding Capital, as the Agent may determine. The Agent, after the occurrence of an Event of Termination, also may notify the Obligors of Pool Receivables, at any time and at the Seller's expense, of the ownership of Receivable Interests under this Agreement.

     (b) At any time after the occurrence of an Event of Termination:

          (i) The Agent may direct the Obligors of Pool Receivables that all payments thereunder be made directly to the Agent or its designee; and

          (ii) Upon the appointment of a successor Collection Agent, at the Agent's request and at the Seller's expense, the Seller and the Collection Agent shall (x) provide such successor Collection Agent with copies of all instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Pool Receivables and the related Contracts (including Long Term

     Contracts provided that such successor Collection Agent shall comply with the confidentiality and non-disclosure obligations set forth in such Long Term Contracts), and Related Security and that are otherwise necessary or desirable to collect the Pool Receivables and (y) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

     SECTION 4.04. Rights and Remedies.

     (a) If the Collection Agent fails to perform any of its obligations under this Agreement, the Agent may (but shall not be required to) itself perform, or cause performance of, such obligation; and the Agent's costs and expenses incurred in connection therewith shall be payable by the Seller (if the Collection Agent that fails to so perform is Coltec, the Seller or its designee).


     (b) The Seller and the Originators shall perform their respective obligations under the Contracts related to the Pool Receivables to the same extent as if Receivable Interests had not been sold and the exercise by the Agent on behalf of the Investors and the Banks of their rights under this Agreement shall not release the Collection Agent or the Seller from any of their duties or obligations with respect to any Pool Receivables or related Contracts. Neither the Agent, the Investors nor the Banks shall have any obligation or liability with respect to any Pool Receivables or related Contracts, nor shall any of them be obligated to perform any obligations thereunder.

     SECTION 4.05. Further Actions Evidencing Purchases.

     The Seller will ensure that each Originator from time to time, at its expense, will promptly execute and deliver all further instruments and documents, and take all further actions, that may be reasonably necessary or desirable, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests purchased hereunder, or to enable the Investors, the Banks or the Agent to exercise and enforce their respective rights and remedies hereunder. Without limiting the foregoing, the Seller will ensure that each Originator will:

     (a) upon the request of the Agent execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be reasonably necessary or desirable, or that the Agent may reasonably request, to perfect, protect or evidence such Receivable Interests; and

     (b) mark its master data processing records evidencing such Pool Receivables with such a legend.

     SECTION 4.06. Covenants of the Collection Agent and the Originators.

     (a) Audits. The Collection Agent will, and will ensure that the Originators will, from time to time during regular business hours upon five Business Days prior notice as requested by the Agent, permit the Agent, or its agents or representatives (including independent public accountants, which may be the Collection Agent's independent public accountants);

          (i) to conduct an annual audit (or more frequently if an Event of Termination occurs) of the Receivables, the Related Security and the related books and records and collections systems of the Collection Agent and the Originators, the first of which audits will occur prior to March 1, 1998,

          (ii) semi-annually (or more frequently if an Event of Termination occurs), to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Collection Agent relating to Pool Receivables and the Related Security, including, without limitation, the Contracts (unless such Contract is a Long-Term Contract), and

          (iii) semi-annually (or more frequently if an Event of Termination occurs), to visit the offices and properties of the Collection Agent and the Originators for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Pool Receivables and the Related Security or the Collection Agent's performance hereunder with any of the officers or employees of the Collection Agent having knowledge of such matters.

     (b) Change in Credit and Collection Policy. Coltec will ensure that no Originator will make any change in the Credit and Collection Policy that would materially adversely impair the collectibility of any Pool Receivable or the ability of Coltec (if it is acting as Collection Agent) to perform its obligations under this Agreement.

     SECTION 4.07. Indemnities by the Collection Agent.

     Without limiting any other rights that the Agent, any Investor or any Bank (each, a "Special Indemnified Party") may have hereunder or under applicable law, and in consideration of its appointment as Collection Agent, the Collection Agent hereby agrees to indemnify each Special Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Special Indemnified Amounts") arising out of or resulting from any of the following (excluding, however, (a) Special Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Special Indemnified Party, (b) recourse for uncollectible Receivables or (c) any income taxes or any other tax or fee measured by income incurred by such Special Indemnified Party arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Contract):

          (i) any representation or warranty or statement made or deemed made by the Collection Agent under or in connection with this Agreement which shall have been incorrect in any material respect when made;

          (ii) the failure by the Collection Agent to comply with any applicable law, rule or regulation with respect to any Pool Receivable or Contract;

          (iii) any failure of the Collection Agent to perform its duties or obligations in accordance with the provisions of this Agreement;

          (iv) the commingling of Collections of Pool Receivables at any time by the Collection Agent with other funds;

          (v) any action or omission by the Collection Agent reducing or impairing the rights of the Investors or the Banks with respect to any Pool Receivable or the value of any Pool Receivable (without duplication for any amount received as a deemed collection);

          (vi) any claim brought by any Person other than a Special Indemnified Party arising from any activity by the Collection Agent in servicing or collecting any Pool Receivable;

          (vii) any dispute, claim, offset or defense of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool as a result of the collection activities with respect to such Receivable by the Collection Agent; or

          (viii) any investigation, litigation or proceeding related to the conduct of due diligence in connection with this Agreement or the Transaction Documents or the transactions contemplated hereby and thereby.

     SECTION 4.08. Representations and Warranties of the Collection Agent. The Collection Agent represents and warrants as follows:

     (a) The Collection Agent is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

     (b) The execution, delivery and performance by the Collection Agent of this Agreement and the other documents to be delivered by it hereunder (i) are within the Collection Agent's corporate powers, (ii) have been duly authorized by all necessary corporate action and (iii) do not contravene (1) the Collection Agent's charter or by-laws, (2) any law, rule or regulation applicable to the Collection Agent, (3) any contractual restriction binding on or affecting the Collection Agent or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Collection Agent or its property. This Agreement has been duly executed and delivered by the Collection Agent.

     (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Collection Agent of this Agreement or any other document to be delivered by it hereunder.

     (d) This Agreement constitutes the legal, valid and binding obligation of the Collection Agent enforceable against the Collection Agent in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of rights of creditors generally and except to the extent that enforcement of rights and remedies set forth herein may be limited to judicial discretion regarding the enforcement of, or by applicable laws affecting, remedies (whether considered in a court of law or a proceeding in equity.

     (e) Each Monthly Report (if prepared by Coltec or one of its Affiliates, or to the extent that information contained therein is supplied by Coltec, the Seller or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of Coltec to the Agent, the Investors or the Banks in connection with this Agreement is correct in all material respects as of its date or (except as otherwise disclosed to the Agent, the Investors or the Banks, as the case may be, at such time) as of the date so furnished, and no such document contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                                    ARTICLE V

                                    THE AGENT

     SECTION 5.01. Authorization and Action.

     Each Investor and each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

     SECTION 5.02. Agent's Reliance, Etc.

     Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement (including, without limitation, the Agent's servicing, administering or collecting Pool Receivables as Collection Agent), except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent:

     (a) may consult with legal counsel (including counsel for the Seller and the Collection Agent), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

     (b) makes no warranty or representation to any Investor or Bank (whether written or oral) and shall not be responsible to any Investor or Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement;

     (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Seller or the Collection Agent or to inspect the property (including the books and records) of the Seller or the Collection Agent;


     (d) shall not be responsible to any Investor or Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto;

     (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties; and

     (f) may treat the Bank which funded any purchase of a Receivable Interest as the owner of such Receivable Interest until the Agent receives and accepts an Assignment and Acceptance entered into by such Bank, as assignor, and an Eligible Assignee, as assignee, as provided in Section 6.03.

     SECTION 5.03. Rights of the Agent. The Agent reserves the right, in its sole discretion (subject to the next sentence), to exercise any rights and remedies available under this Agreement or pursuant to applicable law, and also to agree to any amendment, modification or waiver of the provisions of this Agreement or any instrument or document delivered pursuant thereto. Notwithstanding the foregoing, the Agent agrees that it shall not


     (a) without the prior written consent of each Bank,

          (i) amend the definitions of Eligible Receivable, Delinquent Receivable or Defaulted Receivable contained in this Agreement or

          (ii) amend, modify or waive any provision of this Agreement in any way which would

               A. reduce the amount of Capital or Yield that is payable on account of any Receivable Interest or delay any scheduled date for payment thereof or impair any rights expressly granted to an assignee or participant under this Agreement or reduce fees payable by the Seller to the Agent which relate to payments to Banks or delay the dates on which such fees are payable or

               B. modify any provisions relating to reserves for uncollectible Receivables, Yield or the Collection Agent Fee or

          (iii) amend or waive the Event of Termination relating to the bankruptcy of the Seller or an Originator or

          (iv) extend the Commitment Termination Date, and

     (b) without the prior written consent of the Majority Banks (defined below),

          (i) amend the definitions of Default Ratio, Delinquency Ratio, Net

     Receivables Pool Balance, Monthly Default Ratio or Monthly Delinquency Ratio or

          (ii) amend the Events of Termination to increase the maximum permitted Default Ratio, Delinquency Ratio, Dilution Ratio, Monthly Default Ratio or Monthly Delinquency Ratio or reduce the minimum required Receivable Interest percentage or

          (iii) increase any Special Concentration Percentage, establish any new Special Concentration Percentage or modify the then existing Normal Concentration Percentage and

     (c) without the prior written consent of the applicable Bank, amend this Agreement to increase such Bank's Bank Commitment.

     As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of the Agreement), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks and such instructions shall be binding upon all Banks; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to the Agreement or applicable law.

     SECTION 5.04. Indemnification of Agent. Each Bank agrees to indemnify the Agent (to the extent not reimbursed by the Seller), ratably in accordance with its Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

     SECTION 5.05. Credit Lyonnais and Affiliates.

     With respect to any Receivable Interest or interest therein owned by it, Credit Lyonnais shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent. Credit Lyonnais and any of its Affiliates may generally engage in any kind of business with the Seller, the Collection Agent, any Originator or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller, the Collection Agent, any Originator or any Obligor or any of their respective Affiliates, all as if Credit Lyonnais were not the Agent and without any duty to account therefor to the Investors or the Banks.

     SECTION 5.06. Bank's Purchase Decision.

     Each Bank acknowledges that it has, independently and without reliance upon the Agent, any of its Affiliates or any other Bank and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, any of its Affiliates or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

                                   ARTICLE VI

                                  MISCELLANEOUS

     SECTION 6.01. Amendments, Etc.

     No amendment or waiver of any provision of this Agreement and no consent to any departure by the Seller or the Collection Agent therefrom shall be effective unless in a writing signed by the Agent, as agent for the Investors and the Banks, and, in the case of any amendment, also signed by the Seller, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment shall, unless in writing and signed by the Collection Agent in addition to the Agent, affect the rights or duties of the Collection Agent under this Agreement. Notwithstanding the foregoing, no amendment or waiver of any provision of this Agreement or consent to any departure by the Seller or the Collection Agent therefrom shall be effective unless a written statement is obtained from each of the Relevant Rating Agencies that the rating of the Issuer's commercial paper notes will not be downgraded or withdrawn solely as a result of such amendment, waiver or consent. No failure on the part of the Investors, the Banks or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     SECTION 6.02. Notices, Etc.

     All notices, demands and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (which shall include electronic transmission), shall be personally delivered, express couriered, electronically transmitted or mailed by registered or certified mail and shall, unless otherwise expressly provided herein, be effective when received at the address specified below for the listed parties or at such other address as shall be specified in a written notice furnished to the other parties hereunder.


                  If to the Seller:

                           CNC FINANCE LLC
                           3 Coliseum Centre
                           2550 West Tyvola
                           Charlotte, NC 28217
                           Attention:  Treasury
                                    Tel. No.:  (704) 423-7028
                                    Facsimile No.:  (704) 423-7069

                  If to Coltec:

                           COLTEC INDUSTRIES INC
                           3 Coliseum Centre
                           2550 West Tyvola
                           Charlotte, NC 28217
                           Attention:  Treasury
                                    Tel. No.:  (704) 423-7028
                                    Facsimile No.:  (704) 423-7069

                  If to the Agent:

                           CREDIT LYONNAIS NEW YORK BRANCH
                           1301 Avenue of the Americas
                           New York, NY 10019
                                    Tel. No.:  (212) 261-7812
                                    Facsimile No.:  (212) 459-3258

                  If to the Issuer:

                           ATLANTIC ASSET SECURITIZATION CORP.
                           c/o Lord Securities Corporation
                           Two Wall Street, 19th Floor
                           New York, NY 10005
                                    Tel. No.:  (212) 346-9000
                                    Facsimile No.:  (212) 346-9012

                  If to the Banks:

                           CREDIT LYONNAIS NEW YORK BRANCH
                           1301 Avenue of the Americas
                           New York, NY 10019
                                    Tel. No.:  (212) 261-7812
                                    Facsimile No.:  (212) 459-3258

                           THE INDUSTRIAL BANK OF JAPAN, LIMITED
                           1251 Avenue of the Americas
                           New York, NY  10020-1104
                           Attn:  Mr. Takuya Honjo

                           Senior Vice President
                                    Tel:  (212) 282-3320
                                    Fax:  (212) 282-4490

                           LLOYDS BANK PLC
                           575 Fifth Avenue, 18th Floor
                           New York, NY  10017
                           Attn: Mr. Peter Kernick
                            Director
                                    Tel:  (212) 930-8913
                                    Fax:  (212) 930-5098

                           THE SUMITOMO BANK, LIMITED
                           277 Park Avenue
                           New York, NY  10172
                           Attn:  Ms. Carolyn Schembri
                           Vice President
                                    Tel:  (212) 224-4025
                                    Fax:  (212) 224-5191

     SECTION 6.03. Assignability.

     (a) This Agreement and the Investors' rights and obligations herein (including ownership of each Receivable Interest) shall be assignable by the Investors and their successors and assigns with the prior written consent of the Seller, which consent shall not be unreasonably withheld. Each assignor of a Receivable Interest or any interest therein shall notify the Agent and the Seller of any such assignment. Each assignor of a Receivable Interest may, in connection with the assignment or participation, disclose to the assignee or participant any information, relating to the Seller or the Receivables, which was furnished to such assignor by or on behalf of the Seller or by the Agent; provided that, prior to any such disclosure, the assignee or participant agrees to preserve the confidentiality of any confidential information relating to the Seller received by it from any of the foregoing entities.

     (b) Each Bank may, with the prior written consent of the Seller, which shall not be unreasonably withheld, assign to any Eligible Assignee or to any other Bank all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Bank Commitment and any Receivable Interests or interests therein owned by it). The parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance. In addition, Credit Lyonnais or any of its Affiliates may assign any of its rights

(including, without limitation, rights to payment of Capital and Yield) under this Agreement to any Federal Reserve Bank without notice to or consent of the Seller or the Agent.


     (c) This Agreement and the rights and obligations of the Agent herein shall be assignable by the Agent and its successors and assigns.

     (d) The Seller may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agent.

     (e) Without limiting any other rights that may be available under applicable law, the rights of the Investors may be enforced through them or by their agents.

     (f) Any assignment proposed to be made hereunder by a Bank shall be void unless the assignee shall deliver to the Collection Agent either the certificate or the opinion referred to in the definition of Eligible Assignee; provided however, that, that each assignee organized under the laws of a jurisdiction outside the United States agrees that it will deliver to the Seller and the Collection Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form and
(iii) promptly upon the request of the Seller or the Collection Agent therefor, such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such assignee's tax status for withholding purposes. If such assignee delivers a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the preceding sentence, it shall further undertake to deliver to the Seller and the Collection Agent two further copies of such Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Seller and the Collection Agent, and such extensions or renewals thereof as may be requested by the Seller or the Collection Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such assignee from duly completing and delivering any such form with respect to it and such assignee so advises the Seller and the Collection Agent. Such assignee shall certify (x) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (y) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

     SECTION 6.04. Costs, Expenses and Taxes.

     (a) In addition to the rights of indemnification granted under Section 3.01 hereof, the Seller agrees to pay on demand all costs and expenses in connection with advising the Agent, the Issuer, Credit Lyonnais and their respective Affiliates and agents as to their rights and remedies under this Agreement, and all costs and expenses, if any (including reasonable counsel fees and expenses), of the Agent, the Investors, the Banks and their respective Affiliates and agents, in connection with the enforcement of this Agreement and the other documents and agreements to be delivered hereunder.

     (b) In addition, the Seller shall pay any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder. The Seller agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees, any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder.

     SECTION 6.05. No Proceedings.

     Each of the Seller, the Agent, the Collection Agent, each Investor, each Bank, each assignee of a Receivable Interest or any interest therein and each entity which enters into a commitment to purchase Receivable Interests or interests therein hereby agrees that it will not institute against, or join any other person in instituting against, the Issuer any proceeding of the type referred to in paragraph (g) of Exhibit V for one year and one day after the latest maturing commercial paper note issued by the Issuer is paid.

     SECTION 6.06. Confidentiality

     Unless otherwise required by applicable law, regulation or court or regulatory body order, the Seller, the Issuer, the Collection Agent and the Agent agree to maintain the confidentiality of this Agreement (and all drafts thereof) in communications with third parties and otherwise; provided that this Agreement (and drafts thereof) may be disclosed (a) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality, (b) to the Seller's, the Collection Agent's and the Originators' legal counsel and accountants, (c) to the financial institutions from time to time parties to the Credit Agreement and their respective legal counsel, (d) in the event this Agreement is or becomes public information (other than as a result of the violation of the provisions of this Section 6.06 by the person making such disclosure) and (e) to any of their officers, directors, managers, employees or agents, provided that the person making such disclosure shall ensure that any such officer, director, manager, employee or agent shall agree to keep this Agreement confidential.

     SECTION 6.07. Construction of the Agreement.

     The parties hereto intend that the purchase and sale of Receivable Interests from the Seller be treated as a sale of such Receivable Interests and the proceeds thereof. However, if a determination is made that such transfer shall not be so treated, this Agreement shall be deemed to constitute a security agreement and the transactions effected hereby shall be deemed to constitute a secured financing in each case under applicable law and to that end, the Seller hereby grants to the Agent, for the benefit of the Investors and the Banks, a security interest in the Receivable Interests so transferred to secure its obligations hereunder.

     SECTION 6.08. GOVERNING LAW.

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE INVESTORS AND THE BANKS IN THE RECEIVABLES, THE CNCI PURCHASE AGREEMENT, THE ORIGINATOR PURCHASE AGREEMENT, THE CANADIAN PURCHASE AGREEMENT OR REMEDIES HEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     SECTION 6.09. Execution in Counterparts.

     This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 6.10. No Recourse.

     The obligations of the Issuer under this Agreement are solely the corporate obligations of the Issuer. No recourse shall be had for the payment of any amount owing by the Issuer under this Agreement, or for the payment by the Issuer of any fee in respect hereof or any other obligation or claim of or against the Issuer arising out of or based on this Agreement, against Lord Securities Corporation, a Delaware corporation ("Lord") or against any stockholder, employee, officer, director or incorporator of the Issuer. For purposes of this Section, the term "Lord" shall mean and include Lord and all affiliates thereof and any employee, officer, director, incorporator, stockholder or beneficial owner of any of them; provided, however, that the Issuer shall not be considered to be an affiliate of Lord for purposes of this Section.

     SECTION 6.11. Termination and Survival of Termination.

     This Agreement shall terminate after the Capital, Yield and Collection Agent Fees with respect to all Receivable Interests have been paid in full and any other amounts payable by the Seller or the Collection Agent to the Investors, the Banks or the Agent under this Agreement have been paid in full. Upon termination of this Agreement, the Agent, as Agent for the Investors and the Banks, shall execute appropriate termination statements prepared by the Seller for any outstanding financing statements filed with respect to this Agreement. The provisions of Sections 1.08, 1.09, 3.01, 6.04, 6.05 and 6.06 shall survive any termination of this Agreement.

     Section 6.12. Revisions of Triggers.


     The Default Ratio and Delinquency Ratio trigger percentages set forth in clause (e) of Exhibit V hereof represent, in each case, a multiple of Pool Receivables that are more than 60 days past due. If the Originators institute reporting system enhancements reasonably acceptable to the Agent that enable the Originators to report delinquencies in buckets of 1-30 days past due, 31-60 days past due, 61-90 days past due, 91-120 days past due and over 120 days past due, the Agent will use its best efforts to secure all necessary consents and approvals from the Relevant Rating Agencies to revise these trigger percentages to reflect the additional information available, it being understood that such revised triggers will be derived from the multiples of the Default Ratio and the Delinquency Ratio used to arrive at the triggers set forth in clause (e) of
Exhibit V.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLER:                        CNC FINANCE LLC

                               By:      CNC MEMBER INC.

                                        By:  _________________________
                                             Name:
                                             Title:

                               By:      COLTEC NORTH CAROLINA INC

                                        By:  _________________________
                                             Name:
                                             Title:


COLLECTION AGENT:              COLTEC INDUSTRIES INC

                                       By:   _________________________
                                             Name:
                                             Title:


ISSUER:                        ATLANTIC ASSET SECURITIZATION CORP.

                                       By:    CREDIT LYONNAIS NEW YORK BRANCH,
                                                as Attorney-in-Fact

                                              By:   ____________________________
                                                    Name:   David C. Fink
                                                    Title:  First Vice President

BANKS:                              CREDIT LYONNAIS NEW YORK BRANCH

                                            By:  _______________________________
                                                 Name:  David C. Fink
                                                 Title: First Vice President

                                    Bank Commitment $30,000,000
                                    Percentage 35.294118%


                                    THE INDUSTRIAL BANK OF JAPAN,

                                      LIMITED


                                            By:  _______________________________
                                                 Name:  Takuya Honjo
                                                 Title: Senior Vice President

                                    Bank Commitment $15,000,000
                                    Percentage 17.647059%


                                    LLOYDS BANK PLC


                                            By:  _______________________________
                                                 Name:  Peter Kernick
                                                 Title:   Director


                                            By:  _______________________________
                                                 Name:
                                                 Title:

                                    Bank Commitment $25,000,000
                                    Percentage 29.411765%

                                    THE SUMITOMO BANK, LIMITED


                                    By:  _______________________________
                                         Name:  Takeo Yamori
                                         Title: Joint General Manager

                                    Bank Commitment $15,000,000
                                    Percentage 17.647059%


AGENT:                              CREDIT LYONNAIS NEW YORK BRANCH


                                    By:  ________________________________
                                         Name:  David C. Fink
                                         Title: First Vice President

                                    EXHIBIT I

                                   DEFINITIONS

     As used in the Agreement (including its Exhibits), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Adverse Claim" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement other than inchoate liens, such as for taxes not yet done.

     "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

     "Affiliated Obligor" means any Obligor that is an Affiliate of another Obligor.

     "Agent's Account" means the special account (account number
01-25680-0001-00-001) of the Agent maintained at the office of the Agent, ABA No. 026-008073, in New York, New York.

     "Alternate Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the lower of:

          (a) the rate of interest announced publicly by Credit Lyonnais in New York, New York, from time to time as its prime rate, less 1.50% and

          (b) the Federal Funds Rate plus 0.50%.

     "Assignee Rate" for any Fixed Period for any Receivable Interest means an interest rate per annum equal to 0.40% per annum above the Eurodollar Rate for such Fixed Period; provided, however, that in the case of

          (a) any Fixed Period on or prior to the first day of which an Investor or Bank shall have notified the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Investor or Bank to fund such Receivable Interest at the Assignee Rate set forth above (and such Investor or Bank shall not have subsequently notified the Agent that such circumstances no longer exist),

          (b) any Fixed Period of one to and including 29 days (other than a Fixed Period which corresponds to the month of February or which begins on a day in the month of February and runs to the numerically corresponding day of the following month),

          (c) any Fixed Period as to which the Agent does not receive notice, by no later than 12:00 noon (New York City time) on the third Business Day preceding the first day of such Fixed Period, that the related Receivable Interest will not be funded by issuance of commercial paper, or

          (d) any Fixed Period for a Receivable Interest the Capital of which allocated to the Investors or the Banks is less than $500,000,

the Assignee Rate for each such Fixed Period shall be an interest rate per annum equal to the Alternate Base Rate in effect on the first day of such Fixed Period and provided further, that during the continuance of an Event of Termination, the Assignee Rate shall be an interest rate per annum equal to 2% per annum above the Alternate Base Rate then in effect.

     "Assignment and Acceptance" means an assignment and acceptance agreement substantially in the form of Annex G to the Agreement, which is entered into by a Bank, an Eligible Assignee and the Agent, pursuant to which such Eligible Assignee may become a party to the Agreement as a Bank.

     "Bank Commitment" of any Bank means (a) with respect to Credit Lyonnais and each of the other Banks which have executed the Agreement, the amount set forth beneath its name on the signature page of the Agreement or (b) with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank's Bank Commitment, in each case as such amount may be reduced by an Assignment and Acceptance entered into between a Bank and an Eligible Assignee, and as may be further reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Purchase Limit pursuant to the terms of the Agreement shall reduce ratably (or terminate) each Bank's Bank Commitment.

     "Banks" means Credit Lyonnais, The Industrial Bank of Japan, Limited, Lloyds Bank PLC, The Sumitomo Bank, Limited and each Eligible Assignee that shall become a party to the Agreement pursuant Section 6.03.

     "Business Day" means any day on which (i) banks are not authorized or required to close in New York City and (ii) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

     "Canadian Exchange Rate" means the rate for the last Business Day of the most recently ended Fiscal Month specified in the Wall Street Journal in the table entitled "Currency Trading - Exchange Rates" under the heading "Canada - (Dollar)" and the column "U.S. $ equiv."

     "Canadian Purchase Agreement" means the (Canadian Subsidiaries) Receivables Transfer and Administration Agreement, dated the date of the Agreement, among

Coltec, as sellers' agent, certain Originators, as sellers, and CNCI, as purchaser, as the same may be amended, modified or restated from time to time.

     "Capital" of each Receivable Interest means the original amount paid to the Seller for such Receivable Interest at the time of its purchase by the Issuer or a Bank pursuant to the Agreement, or such amount divided or combined in accordance with Section 1.07, in each case reduced from time to time by Collections paid to the Agent's Account for distribution to the Investors or the Banks on account of such Capital pursuant to Section 1.04(d) of the Agreement; provided that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

     "CNCI" means Coltec North Carolina Inc, a North Carolina corporation.

     "CNCI Purchase Agreement" means the Receivables Purchase and Contribution Agreement, dated as of the date of the Agreement, between CNCI, as seller, and the Seller, as purchaser, as the same may be amended, modified or restated from time to time.

     "Collection Agent" means at any time the Person then authorized pursuant to
Article IV to administer and collect Pool Receivables.

     "Collection Agent Fee" has the meaning specified in Section 1.05(a).

     "Collection Agent Fee Reserve" for any Receivable Interest at any time means the sum of (i) the unpaid Collection Agent Fee relating to such Receivable Interest accrued to such time, plus (ii) an amount equal to the product of (a) the Outstanding Balance of the Pool Receivables as of the last day of the immediately preceding Fiscal Month (as shown on the Monthly Report), (b) the decimal equivalent of the relevant Receivable Interest and (c) the product of
(x) the percentage per annum at which the Collection Agent Fee is accruing on such date and (y) a fraction having the product of two times Days Sales Outstanding as its numerator and 360 as its denominator.

     "Collections" means, with respect to any Receivable, (a) all funds which are received by the Seller or the Collection Agent in payment of any amounts owed in respect of such Receivable (including, without limitation, purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including, without limitation, insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other party directly or indirectly liable for the payment of such Receivable and available to be applied thereon), (b) all Collections deemed to have been received pursuant to Section 1.04 and (c) all other proceeds of such Receivable.

     "Coltec" means Coltec Industries Inc, a Pennsylvania corporation.


     "Commitment Termination Date" means the earliest of (a) September 14, 1998, unless, prior to such date (or the date so extended pursuant to this clause), upon the Seller's request, made not more than 90 nor less than 45 days prior to the then Commitment Termination Date, one or more Banks having Bank Commitments equal to 100% of the Purchase Limit shall in their sole discretion consent, which consent shall be given not less than 30 days prior to the then Commitment Termination Date, to the extension of the Commitment Termination Date to the date occurring 360 days after the then Commitment Termination Date; provided, however, that any failure of any Bank to respond to the Seller's request for such extension shall be deemed a denial of such request by such Bank, (b) the Facility Termination Date and (c) the date determined pursuant to Section 2.02.

     "Contract" means an open account or other agreement between the Originator and any Obligor, pursuant to or under which such Obligor shall be obligated to pay for merchandise or services from time to time.

     "Credit Agreement" means the credit agreement, dated as of March 24, 1992, as amended and restated as of January 11, 1994 and further amended and restated as of December 18, 1996, as the same may be further amended, supplemented or restated from time to time, among Coltec, various banks, Bankers Trust Company, as administrative agent, Bank of America Illinois, as documentation agent, and The Chase Manhattan Bank, as syndication agent.

     "Credit and Collection Policy" means those receivables credit and collection policies and practices of the Originators and the Seller in effect on the date of the Agreement and described in Annex A hereto, as modified in compliance with the Agreement.

     "Days Sales Outstanding" means the product of (i) the number of days in the Fiscal Month most recently ended and (ii) the amount obtained by dividing (a) the Outstanding Balance of Pool Receivables for the Fiscal Month most recently ended by (b) the aggregate dollar amount of Pool Receivables created for the Fiscal Month most recently ended.

     "Default Ratio" means for any Fiscal Month the ratio (expressed as a percentage) computed as of the last day of such Fiscal Month by dividing (i) the sum of the aggregate Outstanding Balance of all Pool Receivables that were Defaulted Receivables as of the last day of each of the preceding six Fiscal Months or that would have been Defaulted Receivables on such day had they not been written off the books of an Originator or the Seller during such month by
(ii) the sum of the aggregate Outstanding Balance of all Pool Receivables as of the last day of each such six Fiscal Months.

     "Defaulted Receivable" means a Receivable:

          (a) as to which any payment, or part thereof, remains unpaid for 60 or more days from the original due date for such payment (or 90 days, subject to receipt by the Agent of all appropriate approvals and consents from the Relevant Rating Agencies, after the Originators revise their reporting systems to further specify the aging of Receivables);

          (b) as to which the Obligor thereof or any other Person obligated thereon or owning any Related Security in respect thereof has taken any action, or suffered any event to occur, of the type described in paragraph
     (g) of Exhibit V; or

          (c) which, consistent with the Credit and Collection Policy, would be written off as uncollectible.

     "Delinquency Ratio" means for any Fiscal Month the ratio (expressed as a percentage) computed as of the last day of such Fiscal Month by dividing (i) the sum of the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables as of the last day of each of the preceding six Fiscal Months by (ii) the sum of the aggregate Outstanding Balance of all Pool Receivables as of the last day of each such six Fiscal Months.

     "Delinquent Receivable" means a Receivable that is not a Defaulted Receivable (other than as a result of the operation of clause (a) of the definition thereof) and:

          (a) as to which any payment, or part thereof, remains unpaid for 60 or more days from the original due date for such payment; or

          (b) which, consistent with the Credit and Collection Policy, would be classified as delinquent.

     "Dilution" means, with respect to any Receivable, the aggregate amount of any reductions or adjustments in the Outstanding Balance of such Receivable as a result of any defective, rejected, returned, repossessed or foreclosed merchandise or services or any cash discount or other adjustment or setoff.

     "Dilution Ratio" means for any Fiscal Month the ratio (expressed as a percentage) computed as of the last day of such Fiscal Month, by dividing (i) the sum of the aggregate reduction or adjustment in the Outstanding Balance of any Pool Receivable as a result of any Dilution during each of the preceding six Fiscal

Months by (ii) the aggregate Outstanding Balance of all Pool Receivables as of the last day of each such six Fiscal Months.

     "Eligible Assignee" means a Person (a) residing in or formed under the laws of the United States of America or any state or territory thereof, the short term debt of which is rated A-1 by Standard & Poor's and P-1 by Moody's

Investors Service, Inc. and which is otherwise acceptable to the Agent, or (b) not residing in or formed under the laws of the United States of America or any state or territory thereof that

     (i) represents and warrants to the Seller as follows in a certificate delivered to the Collection Agent on the date such Person becomes an assignee hereunder:

          (x) the amount received by such assignee hereunder will be effectively connected with the conduct of a trade or business within the United States (without reference to the Agreement), within the meaning of the Internal Revenue Code of 1986, as amended (hereinafter the "Code") section 881(a); or

          (y) it is not a banking institution making a loan in the ordinary course of its business; it is not a "ten percent shareholder" of either the Seller or the Collection Agent within the meaning of section 871 (h)(3)(B) of the Code and it is not a controlled foreign corporation, as defined in Code section 881(c)(3)(C); or

     (ii) delivers to the Collection Agent an opinion of independent counsel to the effect that no payment made or to be made hereunder by the Seller or the Collection Agent will be subject to any United States withholding tax, such opinion to be in form and substance satisfactory to the Collection Agent and delivered on or before the date on which such Person becomes an Investor or assignee hereunder.

     "Eligible Receivable" means, at the relevant time of determination,

          (a) the export Receivables of Garlock-Sealing Technologies covered by an Export Insurance Policy or

          (b) a Receivable:

               (i) the Obligor of which is a United States resident (provided that up to 15% of Eligible Receivables may be due from Obligors located within Canada), is not an Affiliate of any of the parties hereto and is not a government or a governmental subdivision or agency (provided that up to 10% of Eligible Receivables may be due from the United States, state or local government within the United States);

               (ii) the Obligor of which, at the time of the initial creation of an interest therein under the Agreement is not the subject of bankruptcy proceedings;

               (iii) which is not a Defaulted or Delinquent Receivable;

               (iv) which, according to the Contract related thereto, is required to be paid in full within 60 days of the original billing date therefor (provided that up to 15% of the Eligible Receivables may be required to be paid in full within 120 days of the original billing date therefor);

               (v) which is an "account" within the meaning of the UCC of the applicable jurisdictions governing the perfection of the interest created by a Receivable Interest;

               (vi) which is denominated and payable in United States dollars in the United States or Canada (provided that up to 10% of the Eligible Receivables may be payable in Canadian dollars, converted at the then current Canadian Exchange Rate, subject to a further discount of 15%);

               (vii) which was originated in the normal course of an Originator's business and arises under a Contract which

                    (x) does not require the Obligor thereunder to consent to
               the transfer, sale or assignment of the rights and duties of the Seller or the Originator thereunder (unless such Contract is a Long-Term Contract),

                    (y) together with such Receivable, is in full force and
               effect, constitutes the legal, valid and binding obligation of the Obligor of such Receivable to pay a determinable amount and

                    (z) does not contain a confidentiality provision that
               purports to restrict the ability of the Investors, the Banks or their assignees to exercise their rights under the Agreement, including, without limitation, their right to review the Contract (unless such Contract is a Long-Term Contract);

               (viii) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury) and with respect to which none of the Seller, the Originator or the Obligor is in violation of any such law, rule or regulation in any material respect;

               (ix) which satisfies all applicable requirements of the Credit and Collection Policy; and

               (x) the transfer, sale or assignment of which does not contravene any applicable law, rule or regulation (unless such Contract is subject to the federal Assignment of Claims Act).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.


     "Eurodollar Rate" means, for any Fixed Period, an interest rate per annum (expressed as a decimal and rounded upwards, if necessary, to the nearest one hundredth of a percentage point) equal to the offered rate per annum for deposits in U.S. dollars in a principal amount of not less than $1,000,000 for such Fixed Period as of 11:00 A.M., London time, two Business Days before the first day of such Fixed Period, which appears on the display designated as "Page 3750" on the Telerate Service (or such other page as may replace "Page 3750" on that service for the purpose of displaying London interbank offered rates of major banks) (the "Telerate LIBO Page"); provided that if on any Business Day on which the Eurodollar Rate is to be determined, no offered rate appears on the Telerate LIBO Page, the Agent will request the principal London office of Credit Lyonnais (the "Eurodollar Reference Bank"), to provide the Agent with its quotation at approximately 11:00 A.M., London time, on such date of the rate per annum it offers to prime banks in the London interbank market for deposits in U.S. dollars for the requested Fixed Period in an amount substantially equal to the Capital associated with such Fixed Period; if the Eurodollar Reference Bank does not furnish timely information to the Agent for determining the Eurodollar Rate, then the Eurodollar Rate shall be considered to be the Alternate Base Rate for such Fixed Period.

     "Eurodollar Rate Reserve Percentage" of any Investor or any Bank for any Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate means the reserve percentage applicable two Business Days before the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Investor or Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Fixed Period.

     "Event of Termination" has the meaning specified in Exhibit V.

     "Export Insurance Policy" means the short term comprehensive multi-buyer credit insurance policy no. MB-118388 between Foreign Credit Insurance Association and Garlock Inc Mechanical Packing Division or such comparable insurance policy that may be in place from time to time subject to the review and approval by the Agent.

     "Facility Termination Date" means the earliest of (a) September 19, 2000, as such date may be extended by the Seller (for additional one year periods until the year 2005) with the consent of the Agent, or (b) the date determined pursuant to Section 2.02 or (c) the date (not earlier than September 19, 1998) the Purchase Limit reduces to zero pursuant to Section 1.01(b).

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

     "Fee Agreement" means the separate fee agreement, of even date herewith, between the Seller and the Agent, as the same may be amended or restated from time to time.

     "Fiscal Month" means the period specified as such by Coltec to the Agent based on a schedule provided as of the beginning of each fiscal year of Coltec.

     "Fixed Period" means with respect to any Receivable Interest:

          (a) initially the period commencing on the date of purchase of such Receivable Interest and ending such number of days as the Seller shall select and the Agent shall approve pursuant to Section 1.02, up to 45 days from such date; and

          (b) thereafter each period commencing on the last day of the immediately preceding Fixed Period for such Receivable Interest and ending such number of days (not to exceed 45 days) as the Seller shall select and the Agent shall approve on notice by the Seller received by the Agent (including notice by telephone, confirmed by facsimile transmission only) not later than 11:00 A.M. (New York City time) on such last day, except that if the Agent shall not have received such notice or approved such period on or before 11:00 A.M. (New York City time) on such last day, such period shall be one day;

provided that

          (i) any Fixed Period in respect of which Yield is computed by reference to the Assignee Rate shall be a period from one to and including 29 days, or a period of one, two or three months, as the Seller may select pursuant to notice given to the Agent as provided above in clause (b);

          (ii) any Fixed Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day (provided, however, that if Yield in respect of such Fixed Period is computed by reference to the Eurodollar Rate, and such Fixed Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Fixed Period shall end on the next preceding Business Day);

          (iii) in the case of any Fixed Period of one day, (A) if such Fixed Period is the initial Fixed Period for a Receivable Interest, such Fixed Period shall be the day of purchase of such Receivable Interest; (B) any subsequently occurring Fixed Period which is one day shall, if the immediately preceding Fixed Period is more than one day, be the last day of such immediately preceding Fixed Period, and, if the immediately preceding Fixed Period is one day, be the day next following such immediately preceding Fixed Period; and (C) if such Fixed Period occurs on a day immediately preceding a day which is not a Business Day, such Fixed Period shall be extended to the next succeeding Business Day; and

          (iv) in the case of any Fixed Period for any Receivable Interest which commences before the Termination Date for such Receivable Interest and would otherwise end on a date occurring after such Termination Date (other than a Termination Date occurring because notice has been given by the Agent pursuant to clause (i)(a) of the definition of Termination Date or because a Facility Termination Date or a Commitment Termination Date has occurred as a result of the operation of clause (a) of the definition of Facility Termination Date or Commitment Termination Date, respectively), such Fixed Period shall end on such Termination Date and the duration of each Fixed Period which commences on or after the Termination Date for such Receivable Interest shall be of such duration as shall be selected by the Agent.

     "GST" means any tax imposed under Part IX of the Excise Tax Act (Canada) and any other similar goods and services tax or value added tax or other sales tax imposed by a Canadian province including Quebec Sales Tax.

     "Indemnified Amounts" has the meaning specified in Section 3.01 of the Agreement.

     "Indemnified Party" has the meaning specified in Section 3.01 of the Agreement.

     "Investor" means the Issuer and all other owners by assignment or otherwise of a Receivable Interest originally purchased by the Issuer or any interest therein and, to the extent of the undivided interests so purchased, shall include any participants.

     "Investor Rate" for any Fixed Period for any Receivable Interest means, to the extent the Issuer funds such Receivable Interest for such Fixed Period by issuing commercial paper, the rate (or if more than one rate, the weighted average of the rates) at which commercial paper notes of the Issuer having a term equal to such Fixed Period and to be issued to fund such Receivable Interest may be sold by any placement agent or commercial paper dealer selected by the Agent on behalf of the Issuer, as agreed between each such agent or dealer and the Agent and notice of which has been given by the Agent to the Collection Agent; provided if the rate (or rates) as agreed between any such agent or dealer and the Agent for any Fixed Period for any Receivable Interest is a discount rate (or rates), then such rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

     "Issuer" means Atlantic Asset Securitization Corp. and any successor or assign of the Issuer that is a receivables investment company which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

     "Liquidation Day" means, for any Receivable Interest, (i) each day during a Settlement Period for such Receivable Interest on which the conditions set forth in paragraph 2 of Exhibit II are not satisfied, and (ii) each day which occurs on or after the Termination Date for such Receivable Interest.

     "Liquidation Fee" means, for any Fixed Period during which a Liquidation Day occurs (other than a Liquidation Day resulting from a Termination Date occurring because notice has been given by the Agent pursuant to clause (i)(a) of the definition of Termination Date or because a Facility Termination Date or a Commitment Termination Date has occurred as a result of the operation of clause (a) of the definition of Facility Termination Date or Commitment Termination Date, respectively), the amount, if any, by which (i) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Fixed Period pursuant to clause (iv) of the definition thereof) which would have accrued during such Fixed Period on the reductions of Capital of the Receivable Interest relating to such Fixed Period had such reductions remained as Capital, exceeds (ii) the income, if any, received by the Investors' or Banks' investing the proceeds of such reductions of Capital.

     "Liquidity Asset Purchase Agreement" means the liquidity asset purchase agreement entered into by each Bank concurrently with this Agreement or the Assignment and Acceptance pursuant to which it became a party to this Agreement.

     "Lock-Box Account" means an account maintained at a bank or other financial institution for the purpose of receiving Collections.

     "Lock-Box Agreement" means an agreement, in substantially the form of Annex B (or as approved by the Agent), between the Seller and each Lock-Box Bank.

     "Lock-Box Bank" means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

     "Long-Term Contract" means any Contract, the term of which exceeds 12 months.


     "Loss and Dilution Reserve" means, for any Receivable Interest on any date, an amount equal to the outstanding Capital multiplied by the greater of

(a) 10% and (b) the sum of (i) 1.5 multiplied by the highest three Fiscal Month rolling average of the Aged Receivables Ratio during the most recent six Fiscal Month period and (ii) 1.5 multiplied by the highest three Fiscal Month rolling average of the Dilution Reserve Ratio for the most recent six Fiscal Month Period. For purposes of this definition,

          (x) "Aged Receivables Ratio" means a fraction, the numerator of which is the Outstanding Balance of Pool Receivables which were 60 or more days past due for the most recent Fiscal Month-end and the denominator of which is the aggregate dollar amount of Pool Receivables created during the Fiscal Month ended three Fiscal Months prior to the most recent Fiscal Month-end and

          (y) "Dilution Reserve Ratio" means a fraction, the numerator of which is the amount of any reductions or adjustments of the Outstanding Balance of any Pool Receivable as a result of any defective, rejected or returned, repossessed or foreclosed merchandise or services or any cash discount or other adjustment made by the Seller, an Originator or the Collection Agent or any setoff for the most recent Fiscal Month-end, and the denominator of which is the aggregate dollar amount of Pool Receivables created during the Fiscal Month prior to the most recent Fiscal Month-end.

     "Majority Banks" means, at any time, Banks with Percentages aggregating more than 50%.

     "Monthly Default Ratio" means for any Fiscal Month the ratio (expressed as a percentage) computed as of the last day of such Fiscal Month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables that were Defaulted Receivables as of the last day of such Fiscal Month or that would have been Defaulted Receivables on such day had they not been written off the books of an Originator or the Seller during such month by (ii) the Outstanding Balance of all Pool Receivables as of the last day of such Fiscal Month.

     "Monthly Delinquency Ratio" means for any Fiscal Month the ratio (expressed as a percentage) computed as of the last day of such Fiscal Month by dividing
(i) the sum of the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables as of the last day of such Fiscal Month by

(ii) the Outstanding Balance of all Pool Receivables as of the last day of such Fiscal Month.

     "Monthly Report" means a report, in substantially the form of Annex C hereto, furnished by the Collection Agent to the Agent pursuant to Article IV of the Agreement.

     "Net Receivables Pool Balance" means at any time the Outstanding Balance of Eligible Receivables then in the Receivables Pool reduced by the aggregate amount by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds the product of (a) the Normal Concentration Percentage for such Obligor multiplied by (b) the Outstanding Balance of the Eligible Receivables then in the Receivables Pool.

     "Normal Concentration Percentage" for any Obligor means at any time 3%, or such other percentage ("Special Concentration Percentage") if such Obligor is a Special Obligor and is designated by the Agent in a writing delivered to the Seller; provided that in the case of an Obligor with any Affiliated Obligor, the Normal Concentration Percentage shall be calculated as if such Obligor and such Affiliated Obligor are one Obligor.

     "Obligor" means a Person (other than an employee, a division or a direct or indirect Subsidiary of Coltec or its Affiliates) obligated to make payments pursuant to a Contract; provided that in the event that any payments in respect of a Contract are made by any other Person, such other Person shall be deemed to be an Obligor.

     "Originator" means each entity which becomes a party to the Originator Purchase Agreement or the Canadian Purchase Agreement as a seller of "Securitized Receivables," as defined in the Originator Purchase Agreement and the Canadian Purchase Agreement.

     "Originator Purchase Agreement" means the Receivables Transfer and Administration Agreement, dated the date of the Agreement, among Coltec, as a seller, collection agent and sellers' agent, certain Originators, as sellers and as subcollection agents, certain other sellers and CNCI, as purchaser, as the same may be amended, modified or restated from time to time.

     "Other Corporations" means Coltec and all of its Subsidiaries except the Seller.

     "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

     "Percentage" of any Bank means, (a) with respect to Credit Lyonnais and each of the other Banks which have executed the Agreement, the percentage set forth beneath its name on the signature page to the Agreement, or (b) with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank's Percentage, in each case as such amount may be modified by an Assignment and Acceptance entered into between a Bank and an Eligible Assignee.

     "Person" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.


     "Pool Receivable" means a Receivable in the Receivables Pool.

     "Purchase Limit" means $85,000,000, as such amount may be reduced pursuant to Section 1.01(b). References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit, as then reduced pursuant to Section 1.01(b), minus the then outstanding Capital of Receivable Interests under the Agreement.

     "Rating Agency" means, collectively, Moody's Investors Service, Inc. and Standard & Poor's, and their respective successors in interest.

     "Receivable" means the indebtedness of any Obligor resulting from the provision or sale of merchandise or services by the Originators under a Contract, and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto which has been acquired by the Seller by purchase or by capital contribution pursuant to the CNCI Purchase Agreement.

     "Receivable Interest" means, at any time, an undivided percentage ownership interest in (i) all then outstanding Pool Receivables arising prior to the time of the most recent computation or recomputation of such undivided percentage interest pursuant to Section 1.03, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Each undivided percentage interest shall be computed as

                               C + YR + LDR + CAFR
                               -------------------
                                      NRPB

         where:

                  C                 =       the Capital of each such
                                            Receivable Interest at the time of
                                            computation.

                  YR                =       the Yield Reserve of each such
                                            Receivable Interest at the time of
                                            computation.

                  LDR               =       the Loss and Dilution Reserve of
                                            each such Receivable Interest at the
                                            time of computation.

                  CAFR              =       the Collection Agent Fee Reserve
                                            of each such Receivable Interest at
                                            the time of computation.


                  NRPB              =       the Net Receivables Pool Balance at
                                            the time of computation.


     Each Receivable Interest shall be determined from time to time pursuant to the provisions of Section 1.03.

     "Receivables Pool" means at any time the aggregation of each then outstanding Receivable.

     "Related Security" means with respect to any Receivable:

          (a) all of the Seller's interest in any merchandise (including returned merchandise) relating to any sale giving rise to such Receivable;

          (b) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

          (c) all guaranties, proceeds from insurance (including the Export Insurance Policies) and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and

          (d) the Contract and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor to the extent assignable or licensable under such Contract or other agreement and under applicable law; and

          (e) the right to payment under any Contract which is a Long-Term Contract.

     "Relevant Rating Agencies" means, collectively, each of the Rating Agencies then rating the Notes at the request of the Issuer.

     "Required Rating" means, with respect to any entity's senior bank debt, a rating of at least BB- by Standard & Poor's or Ba3 by Moody's Investors Service, Inc.; provided, that if such entity does not have rated senior bank debt outstanding, the Agent has in good faith determined, in its sole discretion, that such entity's bank debt would receive at least such a rating.

     "Settlement Date" means the thirteenth Business Day after the end of each Fiscal Month, or such earlier date as the Agent and the Collection Agent may agree.

     "Settlement Period" for any Receivable Interest means each period commencing on the first day and ending on the last day of each Fixed Period for such Receivable Interest and, on and after the Termination Date for such Receivable Interest, such period (including, without limitation, a period of one day) as shall be selected from time to time by the Agent or, in the absence of any such selection, each period of thirty days from the last day of the immediately preceding Settlement Period.

     "Special Obligor" means an Obligor, so designated in writing by the Agent,
(i) having a short-term debt rating of at least P-1 from Moody's Investors Service, Inc. and A-1 from Standard & Poor's, and (ii) as set forth in Annex D to this Agreement, as such Annex may be amended from time to time.

     "Specified Boeing Receivable" means any indebtedness of The Boeing Company ("Boeing") owed to Coltec Aerospace Ltd (formerly Menasco Aerospace Ltd) ("Menasco") that is subject to the terms and conditions of that certain Security Agreement, dated as of September 26, 1988, by and between Boeing and Menasco.

     "Subsidiary" means any corporation of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Seller or Coltec, as the case may be, or one or more Subsidiaries, or by the Seller or Coltec, as the case may be, and one or more Subsidiaries.

     "Termination Date" for any Receivable Interest means (i) in the case of a Receivable Interest owned by an Investor, the earlier of (a) the Business Day which the Seller or the Agent so designates by notice to the other at least one Business Day in advance for such Receivable Interest and (b) the Facility Termination Date and (ii) in the case of a Receivable Interest owned by a Bank, the earlier of (a) the Business Day which the Seller so designates by notice to the Agent at least one Business Day in advance for such Receivable Interest and
(b) the Commitment Termination Date.

     "Transaction Document" means any of the Agreement, the CNCI Purchase Agreement, the Originator Purchase Agreement, the Canadian Purchase Agreement and all other agreements and documents delivered and/or related hereto or thereto.

     "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

     "Yield" means:

          (a) for each Receivable Interest for any Fixed Period to the extent the Issuer will be funding such Receivable Interest during such Fixed Period through the issuance of commercial paper,

                                IR x C x ED + LF

                                        ---
                                        360

                  (b) for each Receivable Interest for any Fixed Period, to the extent the Investors will not be funding such Receivable Interest during such Fixed Period through the issuance of commercial paper or the Banks will be funding such Receivable Interest,

                                AR x C x ED + LF
                                        ---
                                        360

                  where:

                           AR       =       the Assignee Rate for such
                                            Receivable Interest for such
                                            Fixed Period

                           C        =       the Capital of such Receivable
                                            Interest during such Fixed Period

                           ED       =       the actual number of days elapsed
                                            during such Fixed Period

                           IR       =       the Investor Rate for such
                                            Receivable Interest for such Fixed
                                            Period

                           LF       =       the Liquidation Fee, if any, for
                                            such Receivable Interest for such
                                            Fixed Period;

provided that no provision of the Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided further that Yield for any Receivable Interest shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.


     "Yield Reserve" for any Receivable Interest at any time means the sum of
(i) the then accrued and unpaid Yield for such Receivable Interest plus (ii) an amount equal to the outstanding Capital multiplied by the Investor Rate or Assignee Rate, whichever is applicable, multiplied by two times the Days Sales Outstanding divided by 360.

                                   - - - - - -

     Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.

                                   EXHIBIT II

                             CONDITIONS OF PURCHASES

     1. Conditions Precedent to Initial Purchase. The initial purchase of a Receivable Interest under the Agreement is subject to the conditions precedent that the Agent shall have received on or before the date of such purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Agent:

          (a) Copies of (i) the resolutions of the Board of Directors of each of the members of the Seller, of CNCI and of each Originator approving the Transaction Documents to which it is a party, (ii) the consent of the members of the Seller to the Seller's entering into the transactions contemplated by the Transaction Documents, (iii) the operating agreement of the Seller and (iv) all documents evidencing other necessary action and governmental approvals, if any, with respect to the Transaction Documents, certified by the Secretary or Assistant Secretary of a member of the Seller, CNCI or the Originator, as appropriate.

          (b) Copies of (i) a power of attorney, executed by the members of the Seller, appointing any and all officers of CNCI from time to time designated by CNCI in an incumbency certificate delivered by CNCI to the Seller, or any one of such officers, as the Seller's true and lawful agent and attorney-in-fact and (ii) the incumbency certificate described in the immediately preceding clause (i).

          (c) A copy of (i) the articles of organization of the Seller, certified as of a recent date by the Secretary of State or other appropriate official of the state of its formation, and (ii) the operating agreement of the Seller.

          (d) Acknowledgment copies, or time stamped receipt copies of proper financing statements, duly filed on or before the date of such initial purchase under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the ownership and security interests contemplated by the Transaction Documents.

          (e) Acknowledgment copies, or time stamped receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in (i) the Receivables, Contracts (unless such Contract is a Long-Term Contract) or Related Security previously granted by the Seller, CNCI or the Originators and (ii) the collateral security referred to in Section 1.12.

          (f) Completed requests for information, dated on or before the date of such initial purchase, listing the financing statements referred to in subsection (d) above and all other effective financing statements filed in the jurisdictions referred to in subsection (d) above that name the Seller, CNCI or any Originator as debtor, together with copies of such other financing statements (none of which shall cover any Receivables, Related Security or the collateral security referred to in Section 1.12).

          (g) Copies of executed Lock-Box Agreements with the Lock-Box Banks.

          (h) Favorable opinions of counsel for the Seller, CNCI and the Originators, substantially in the form of Annex E hereto and as to such other matters as the Agent may reasonably request.

          (i) An executed copy of the Fee Agreement.

          (j) An executed copy of the CNCI Purchase Agreement.

          (k) An executed copy of the Originator Purchase Agreement.

          (l) An executed copy of the Canadian Purchase Agreement.

          (m) An executed copy of the First Amendment to Credit Agreement.

          (n) Written confirmation from each of the Relevant Rating Agencies that the rating of the Issuer's commercial paper notes will not be downgraded or withdrawn solely as a result of entering into the Agreement.

                  (o) Satisfactory results of a review and audit of the Originators' collection, operating and reporting systems, Credit and Collection Policy, historical receivables data and accounts.

     2. Conditions Precedent to All Purchases and Reinvestments. Each purchase (including the initial purchase) and each reinvestment shall be subject to the further conditions precedent that

          (a) in the case of each purchase, the Collection Agent shall have delivered to the Agent on or prior to such purchase, in form and substance satisfactory to the Agent, a completed Monthly Report containing information covering the most recently ended Fiscal Month;

          (b) on the date of such purchase or reinvestment pursuant to Section 1.04(b)(ii) of the Agreement, the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true), except that the statement in clause (iv) below is required to be true only if such purchase or reinvestment is by an Investor:

               (i) the representations and warranties contained in Exhibit III are correct on and as of the date of such purchase or reinvestment as though made on and as of such date,

               (ii) no event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes an Event of Termination (or, following notice from the Agent, an event that but for notice or lapse of time or both would constitute an Event of Termination),

               (iii) all of the senior bank debt securities of Coltec have the Required Rating,

               (iv) the Agent shall not have given the Seller at least one Business Day's notice that the Investors have terminated the reinvestment of Collections in Receivable Interests, and

               (v) the Originators shall have sold to CNCI, pursuant to the Originator Purchase Agreement and the Canadian Purchase Agreement, all Receivables originated by such Originators arising on or prior to such date and CNCI shall have sold or contributed to the Seller, pursuant to the CNCI Purchase Agreement, all such Receivables; and

               (vi) the Agent shall have received such other approvals, opinions or documents as it may reasonably request.

     3. Conditions Subsequent. The transactions contemplated by the Agreement are subject to the following conditions subsequent:

          (a) no later than December 19, 1997, all Obligor Collections will be remitted, in all material respects, to the Lock-Box Accounts existing at the date of the Agreement or to newly-established Lock-Box Accounts,

          (b) no later than December 19, 1997, Lock-Box Agreements relating to the newly-established Lock-Box Accounts will be executed and delivered to the Agent,

          (c) no later than December 19, 1997, only funds which are Collections will go into Lock-Box Accounts with the exception of GST, Specified Boeing Receivables and immaterial funds and

          (d) no later than October 6, 1997, any documents required to be delivered pursuant to Section 1(d) of this Exhibit II which were not previously delivered shall be delivered.

                                   EXHIBIT III

                         REPRESENTATIONS AND WARRANTIES

     The Seller represents and warrants as follows:

          (a) The Seller is a limited liability company validly existing and in good standing under the laws of the State of North Carolina and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

          (b) The execution, delivery and performance by the Seller of the Transaction Documents to which the Seller is a party and the other documents to be delivered by it thereunder (i) are within the Seller's powers, (ii) have been duly authorized by all necessary action, (iii) do not contravene (1) the Seller's operating agreement (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on or affecting the Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (except for the interest created pursuant to the Agreement). Each of the Transaction Documents has been duly executed and delivered by the Seller.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the Transaction Documents to which the Seller is a party or any other document to be delivered thereunder, except for the filing of UCC financing statements which are referred to therein.

          (d) Each of the Transaction Documents to which the Seller is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of rights of creditors generally and except to the extent that enforcement of rights and remedies set forth herein may be limited to judicial discretion regarding the enforcement of, or by applicable laws affecting, remedies (whether considered in a court of law or a proceeding in equity).

          (e) The balance sheets of Coltec and its consolidated Subsidiaries as at the end of its most recent fiscal year, and the related statements of income and retained earnings of Coltec and its consolidated Subsidiaries for such fiscal year, copies of which have been furnished to the Agent, fairly present the financial condition of Coltec and its consolidated Subsidiaries as at such date and the results of the operations of Coltec and its consolidated Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since the last day of its most recent fiscal year there has been no material adverse change in the business, operations, property or financial or other condition of Coltec or its Subsidiaries. The opening pro forma balance sheet of the Seller, giving effect to the initial purchase to be made under the Agreement, a copy of which has been furnished to the Agent, fairly presents the financial condition of the Seller as at such date, in accordance with generally accepted accounting principles, and since the formation of the Seller there has been no material adverse change in the business, operations, property or financial or other condition of the Seller.

          (f) There are no actions, suits or proceedings before any court, governmental agency or arbitrator pending or, to the best knowledge of Coltec, threatened (i) with respect to this Agreement or any documentation executed in connection herewith or the transactions contemplated hereby,
     (ii) with respect to the Credit Agreement or (iii) that are reasonably likely to materially and adversely affect the business, property, assets, condition (financial or otherwise) or prospects of Coltec or Coltec and its Subsidiaries taken as a whole or the ability of the Seller or Coltec and its Subsidiaries taken as a whole to perform their respective obligations under the Transaction Documents, or which purports to affect the legality, validity or enforceability of the Transaction Documents. Neither Coltec nor any other Originator is in default with respect to any order of any court, arbitration or governmental body except for defaults that are not material to the business or operations of Coltec and its Subsidiaries taken as a whole.

          (g) No proceeds of any purchase or reinvestment will be used to acquire any equity security of a class which is registered pursuant to
     Section 12 of the Securities Exchange Act of 1934.

          (h) The Seller is the legal and beneficial owner of the Pool Receivables and Related Security free and clear of any Adverse Claim. Upon each purchase of or reinvestment in a Receivable Interest, the Investors or the Banks, as the case may be, shall acquire a valid and perfected first priority undivided percentage ownership interest or security interest to the extent of the pertinent Receivable Interest in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto. No effective financing statement or other instrument similar in effect covering any Contract or any Pool Receivable or the Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of the Agent relating to the Agreement and those filed pursuant to the CNCI Purchase Agreement, the Originator Purchase Agreement and the Canadian Purchase Agreement.

          (i) Each Monthly Report (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or an Affiliate), written information, exhibit, financial statement, document, book, record or report furnished by or on behalf of the Seller to the Agent, the Investors or the Banks in connection with the Agreement is accurate in all material respects as of its date (except as otherwise disclosed to the Agent, the Investors or the Banks, as the case may be, at such time) and no such document contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

          (j) The principal place of business and chief executive office of the Seller and the office where the Seller keeps its records concerning the Pool Receivables are located at the address or addresses referred to in paragraph (b) of Exhibit IV.

          (k) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts of the Seller at such

     Lock-Box Banks, are specified in Annex F hereto (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Agent in accordance with the Agreement).

          (l) The Seller is not known by and does not use any tradename or doing-business-as name.

          (m) The Seller was organized on July 30, 1997, and the Seller did not engage in any business activities prior to the date of the Agreement. The Seller has no Subsidiaries.

          (n) (i) The fair value of the property of the Seller is greater than the total amount of liabilities, including contingent liabilities, of the Seller, (ii) the Seller does not intend to, and does not believe that it will, incur debts or liabilities beyond the Seller's abilities to pay such debts and liabilities as they mature and (iii) the Seller is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Seller's property would constitute unreasonably small capital.


          (o) With respect to each Pool Receivable, the Seller (i) shall have received such Pool Receivable as a contribution to the capital of the Seller by CNCI or (ii) shall have purchased such Pool Receivable from CNCI in exchange for payment (made by the Seller to CNCI in accordance with the provisions of the CNCI Purchase Agreement) of cash in an amount which constitutes fair consideration and reasonably equivalent value. Each such sale referred to in clause (ii) of the preceding sentence has not been made for or on account of an antecedent debt owed by CNCI to the Seller and no such sale is voidable or subject to avoidance under any section of the Federal Bankruptcy Code.

                                   EXHIBIT IV

                                    COVENANTS


     Until the latest of the Facility Termination Date, the date on which no Capital of or Yield on any Receivable Interest shall be outstanding or the date all other amounts owed by the Seller hereunder to the Investors, the Banks or the Agent are paid in full:

          (a) Compliance with Laws, Etc. The Seller will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Receivables Pool or the ability of the Seller to perform its obligations under the Transaction Documents to which it is a party.

          (b) Offices, Records and Books of Account. The Seller will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Pool Receivables at the address of the Seller set forth in Section 4.02 of the Agreement or, upon 30 days' prior written notice to the Agent, at any other locations in jurisdictions where all actions reasonably requested by the Agent to protect and perfect the interest in the Pool Receivables have been taken and completed. The Seller or the Collection Agent on its behalf also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

          (c) Performance and Compliance with Contracts and Credit and Collection Policy. The Seller will ensure, at its expense, that the Originators will timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by them under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract.


          (d) Sales, Liens, Etc. The Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, the Seller's undivided interest in any Pool Receivable, Related Security, related Contract or Collections, or upon or with respect to any account to which any Collections of any Pool Receivables are sent, or assign any right to receive income in respect thereof.

          (e) Extension or Amendment of Receivables. Except as provided in
     Section 4.02(c), the Seller will not, and will not permit the Collection Agent to, extend the maturity or adjust the Outstanding Balance or otherwise modify the payment terms of any Pool Receivable.

          (f) Change in Business or Credit and Collection Policy. The Seller will not make or permit any change in the character of its business or in the Credit and Collection Policy that would, in either case, materially adversely affect the collectibility of the Receivables Pool or the ability of the Seller to perform its obligations under the Agreement.

          (g) Change in Payment Instructions to Obligors. The Seller will not make or permit any change in the instructions to Obligors regarding payments to be made to the Seller or the Collection Agent or payments to be made to any Lock-Box Bank, unless the Agent shall have received notice of and agreed to such change, other than a change related solely to instructions to Obligors to pay to a new Lock-Box Bank.

          (h) Addition or Termination of Lock-Box Banks or Lock-Box Agreements. The Seller will not add or terminate or cause or permit the addition or termination of any bank as a Lock-Box Bank from those listed in Annex F to the Agreement or terminate any Lock-Box Agreement, unless the Agent shall have received notice of such addition or termination of a Lock-Box Bank, notice of the termination of the Lock-Box Account with any terminated Lock-Box Bank and executed copies of Lock-Box Agreements with each newly added Lock-Box Bank. The Seller will not permit any provision of any Lock-Box Agreement to be changed, amended, modified or waived without the prior written consent of the Agent.

          (i) Deposits to Lock-Box Accounts. Subject to the provisions of
     Section 3 of Exhibit II to the Agreement, the Seller will deposit, or cause to be deposited, all Collections of Pool Receivables into Lock-Box Accounts from the date of the Agreement and the Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Pool Receivables; provided, however, that cash collections representing payment of GST or Specified Boeing Receivables may be deposited or credited to any Lock-Box Account.

          (j) Marking of Records. At its expense, the Seller will mark its master data processing records evidencing Pool Receivables and related

     Contracts with a legend evidencing that Receivable Interests related to such Pool Receivables and related Contracts have been sold in accordance with the Agreement.

          (k) Reporting Requirements. The Seller will provide to the Agent (in multiple copies, if requested by the Agent) the following:

               (i) as soon as available and in any event within 45 days after the end of the first three quarters of each fiscal year of Coltec, balance sheets of Coltec and its consolidated Subsidiaries as of the end of such quarter and statements of income and retained earnings of Coltec and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of Coltec;

               (ii) as soon as available and in any event within 90 days after the end of each fiscal year of Coltec, a copy of the Annual Report on Form 10-K for such year for Coltec and its consolidated Subsidiaries, containing financial statements for such year audited by Arthur Andersen & Co. or other independent public accountants acceptable to the Agent;

               (iii) as soon as possible and in any event within five days after the occurrence of each Event of Termination or event that but for notice or lapse of time or both would constitute an Event of Termination, a statement of the chief financial officer of the Seller setting forth details of such Event of Termination or event that but for notice or lapse of time or both would constitute an Event of Termination, and the action that the Seller has taken and proposes to take with respect thereto;

               (iv) promptly after the filing or receiving thereof, copies of all reports and notices that Coltec or any Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that Coltec or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which Coltec or any Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on Coltec and/or any such Affiliate in excess of $1,000,000;

               (v) at least ten Business Days prior to any change in the name of Coltec, any other Originator, CNCI or the Seller, a notice setting forth the new name and the effective date thereof;

               (vi) promptly after the Seller obtains knowledge thereof, notice of any "Event of Termination" or "Facility Termination Date" under the

          CNCI Purchase Agreement, the Originator Purchase Agreement or the Canadian Purchase Agreement;

               (vii) so long as any Capital shall be outstanding, as soon as possible and in any event no later than the day of occurrence thereof, notice that an Originator has stopped selling to CNCI, pursuant to the Originator Purchase Agreement or the Canadian Purchase Agreement, all newly arising Receivables originated by such Originator and notice that CNCI has stopped selling or contributing to the Seller, pursuant to the CNCI Purchase Agreement, all Receivables acquired from Originators under the Originator Purchase Agreement or the Canadian Purchase Agreement;

               (viii) at the time of the delivery of the financial statements provided for in clause (ii) of this paragraph, a certificate of the chief financial officer or the treasurer of a member of the Seller to the effect that, to the best of such officer's knowledge, no Event of Termination has occurred and is continuing or, if any Event of Termination has occurred and is continuing, specifying the nature and extent thereof;

               (ix) promptly after receipt thereof, copies of all notices received by the Seller from CNCI under the CNCI Purchase Agreement;

               (x) promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the condition or operations, financial or otherwise, of the Seller as the Agent may from time to time reasonably request;

               (xi) promptly after the Seller obtains knowledge thereof, notice of any (a) litigation, investigation or proceeding which may exist at any time between the Seller, CNCI or an Originator and any governmental authority which, in either case, if not cured or if adversely determined, as the case may be, would have a material adverse effect on the business, operations, property or financial or other condition of the Seller, CNCI or Coltec and its Subsidiaries taken as a whole; (b) litigation or proceeding adversely affecting the Seller's, CNCI's or an Originator's ability to perform its obligations under the Transaction Documents to which it is a party or (c) litigation or proceeding adversely affecting the Seller, CNCI or an

          Originator in which the amount involved is $2,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought; and

               (xii) promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of the Seller.


          (l)  Corporate Separateness.

               (i) At least one member of the Seller shall at all times maintain at least one independent director who (x) is not currently and has not been during the five years preceding the date of the Agreement an officer, director or employee of an Affiliate of the Seller or of any Other Corporation (except for such member), (y) is not a current or former officer or employee of the Seller and (z) is not a stockholder of any Other Corporation or any of their respective Affiliates.

               (ii) The Seller shall not direct or participate in the management of any of the Other Corporations' operations.

               (iii) The Seller shall maintain a separate principal office through which its business shall be conducted, which office may be located in identifiable space within the headquarters of one of the Other Corporations. The Seller shall have stationery and other business forms and a telephone listing separate from that of the Other Corporations.

               (iv) The Seller shall at all times be adequately capitalized in light of its contemplated business.

               (v) The Seller shall at all times provide for its own operating expenses and liabilities from its own funds.

               (vi) The Seller shall maintain its assets and transactions separately from those of the Other Corporations and reflect such assets and transactions in financial statements separate and distinct from those of the Other Corporations and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of the Other Corporations. The Seller shall hold itself out to the public under the Seller's own name as a legal entity separate and distinct from the Other Corporations. The Seller shall not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for, any obligations of the Other Corporations.

               (vii) The Seller shall not maintain any joint account with any Other Corporation or become liable as a guarantor or otherwise with respect to any Debt or contractual obligation of any Other Corporation.

               (viii) The Seller shall not make any payment or distribution of assets with respect to any obligation of any Other Corporation or grant an Adverse Claim on any of its assets to secure any obligation of any Other Corporation.

               (ix) The Seller shall not make loans, advances or otherwise extend credit to any of the Other Corporations.


               (x) The Seller shall hold regular duly noticed meetings of its members and make and retain minutes of such meetings.

               (xi) The Seller shall have bills of sale (or similar instruments of assignment) and, if appropriate, UCC-1 financing statements, with respect to all assets purchased from any of the Other Corporations.

               (xii) The Seller shall not engage in any transaction with any of the Other Corporations, except as permitted by the Agreement and as contemplated by the CNCI Purchase Agreement.

               (xiii) The Seller shall comply with (and cause to be true and correct) each of the facts and assumptions contained in the opinion of Moore & Van Allen PLLC delivered pursuant to Exhibit II to the Agreement.

     (m) CNCI Purchase Agreement. The Seller will not amend, waive or modify any provision of the CNCI Purchase Agreement (including any amendment which would add any additional sellers) or waive the occurrence of any "Event of Termination" under the CNCI Purchase Agreement or consent to any amendment, modification or waiver by CNCI of any provision of the Originator Purchase Agreement or the Canadian Purchase Agreement, without in each case the prior written consent of the Agent. The Seller will perform all of its obligations under the CNCI Purchase Agreement in all material respects and will enforce the CNCI Purchase Agreement in accordance with its terms in all material respects.

     (n) Nature of Business. The Seller will not engage in any business other than the purchase of Receivables, Related Security and Collections from CNCI and the transactions contemplated by the Agreement. The Seller will not create or form any Subsidiary.

     (o) Mergers, Etc. The Seller will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, other than as contemplated by the Agreement and the CNCI Purchase Agreement.

     (p) Payments to Members. The Seller may pay cash profits to its members so long as (i) no Event of Termination shall then exist or would occur as a result thereof, (ii) such payments are in compliance with all applicable law including the limited liability company law of the state of the Seller's formation, and
(iii) such payments have been approved by all necessary and appropriate action of the Seller.

     (q) Debt. The Seller will not incur any Debt, other than any Debt incurred pursuant to the Agreement.

     (r) Operating Agreement. The Seller will not amend or delete Articles III or IV of its operating agreement.

     (s) Further Assurances.

          (i) The Seller agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests purchased under the Agreement, or to enable the Investors, the Banks or the Agent to exercise and enforce their respective rights and remedies under the Agreement. Without limiting the foregoing, the Seller will, upon the request of the Agent, execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or evidence such Receivable Interests.

          (ii) The Seller authorizes the Agent to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Pool Receivables and the Related Security, the related Contracts (other than an assignment with respect to a Contract which is a Long-Term Contract) and the Collections with respect thereto without the signature of the Seller where permitted by law. A photocopy or other reproduction of the Agreement shall be sufficient as a financing statement where permitted by law.

                                    EXHIBIT V

                              EVENTS OF TERMINATION


     Each of the following, unless waived in writing by the Agent (other than as set forth in clauses (g) and (h) which cannot be waived), shall be an "Event of Termination":

          (a) The Collection Agent (if Coltec or any of its Affiliates) (i) shall fail to perform or observe any term, covenant or agreement under the Agreement (other than as referred to in clause (ii) of this paragraph (a)), such failure could reasonably be expected to have a material adverse effect on the interests of the Investors or the Banks and such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Seller by the Agent or (ii) shall fail to make when due any payment or deposit to be made by it under the Agreement; or

          (b) The Seller shall fail (i) to transfer to the Agent when requested any rights, pursuant to the Agreement, which the Seller then has as Collection Agent, which failure could reasonably be expected to have a material adverse effect on the interests of the Investors or the Banks, and such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Seller by the Agent, or (ii) to make any payment required under Section 1.04; or

          (c) Any representation or warranty made or deemed made by the Seller or the Collection Agent (or any of their respective officers) under or in connection with the Agreement or any other Transaction Document or any written information or report delivered by the Seller or the Collection Agent pursuant to the Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered and the breach of such representation or warranty or any such incorrect or untrue information could reasonably be expected to have a material adverse effect on the interests of the Investors or the Banks and shall remain unremedied for 30 days after written notice thereof shall have been given to the Seller by the Agent ; or

          (d) The Seller, CNCI or an Originator shall fail to perform or observe any other term, covenant or agreement contained in a Transaction Document to which it is a party on its part to be performed or observed, such failure could reasonably be expected to have a material adverse effect on the interests of the Investors or the Banks and such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Seller by the Agent (or, with respect to a failure to deliver the Monthly Report pursuant to the Agreement, such failure shall remain unremedied for five days, without a requirement for notice); or


          (e) As of the last day of any Fiscal Month, either the Default Ratio shall exceed 8% or the Delinquency Ratio shall exceed 8% or the Dilution Ratio shall exceed 8% or the Monthly Default Ratio shall exceed 15% or the Monthly Delinquency Ratio shall exceed 15%; or

          (f) Any purchase or any reinvestment pursuant to the Agreement shall for any reason (other than pursuant to the terms hereof) cease to create, or any Receivable Interest shall for any reason cease to be, a valid and perfected first priority undivided percentage ownership interest or security interest to the extent of the pertinent Receivable Interest in each applicable Pool Receivable and the Related Security and Collections with respect thereto; or the security interest created pursuant to Section
     1.12 shall for any reason cease to be a valid first priority security interest in the collateral security referred to in that section; or

          (g) The Seller, CNCI or an Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, CNCI or an Originator seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, CNCI or an Originator shall take any corporate action to authorize any of the actions set forth above in this paragraph (g); or

          (h) The sum of the Receivable Interests shall be greater than 100% (i) for a period of five consecutive Business Days after written notice in the form of the Monthly Report, delivered not later than ten Business Days after the Fiscal Month most recently ended or (ii) if such Monthly Report is not delivered by such tenth Business Day, for a period of five consecutive Business Days after such Monthly Report was required to be delivered; or

          (i) An "Event of Termination" or "Facility Termination Date" shall occur under the CNCI Purchase Agreement or the Originator Purchase Agreement or the Canadian Purchase Agreement or the CNCI Purchase Agreement or the Originator Purchase Agreement or the Canadian Purchase Agreement shall cease to be in full force and effect; or


          (j) All of the outstanding ownership interests of the Seller shall cease to be owned, directly or indirectly, by Coltec; or

          (k) The senior bank debt of Coltec shall not have the Required Rating; or

          (l) An "Event of Default" under and as defined in the Credit Agreement shall have occurred and remain unremedied for five days after written notice is given by the Agent to the Seller; or

          (m) Any of the conditions subsequent set forth in paragraph 3 of
     Exhibit II to the Agreement shall not be satisfied on or after the date so specified.

                                                                         Annex D



Special Obligor                                         Special Concentration
                                                        Percentage

Boeing Company                                          40%

United Technologies and Allied Signal                   20% in aggregate

Any Obligor rated at least A-1 by
Standard & Poor's (or its equivalent long-term
rating as indicated by the chart below) and P-1 by
Moody's Investors Service, Inc. (or its equivalent
long-term rating as indicated by the chart below)       10%

If Boeing Company is rated at least A-2 by Standard & Poor's (or its equivalent long-term senior unsecured rating as indicated by the chart below) and P-2 by Moody's Investors Service, Inc., (or its equivalent long-term senior unsecured rating as indicated by the chart below) the Special Concentration Percentage is 15%. If Boeing is not rated at least A-2 by Standard & Poor's (or its equivalent long-term senior unsecured rating as indicated by the chart below) and P-2 by Moody's Investors Service, Inc. (or its equivalent long-term senior unsecured rating as indicated by the chart below) it will cease to be a Special Obligor.

If the securities of only one of United Technologies and Allied Signal are rated at least A-1 by Standard & Poor's and P-1 by Moody's Investors Service, Inc. then in no event shall the Concentration Percentage for United Technologies and Allied Signal exceed 20% in the aggregate.

Moody's Investors Service, Inc. Equivalent Long-Term Ratings

Long-Term                                   Short-Term
Aaa through A1                              P-1
A2 through Baa1                             P-2

Standard & Poor's Equivalent Long-Term Ratings

Long-Term                                   Short-Term
AAA through AA-                             A-1+
A+                                          A-1
A through BBB+                              A-2